SECURITIES AND EXCHANGE COMMISSION

Amendment No. 3

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UAN CULTURAL & CREATIVE CO., LTD.
(Exact Name of Small Business Issuer in its Charter)

Delaware	5900	20-3303304
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

1021 Hill Street
Suite 200
Three Rivers, MI 49093
Tel. No.: (586) 530-5605
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Vcorp Services, LLC
1811 Silverside Road
Wilmington, DE 19810
Tel. No.: (888) 528-2677
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Joseph L. Cannella, Esq.
Eaton & Van Winkle LLP
3 Park Ave, 16th Floor
New York, NY 10016
Tel. No.: (212) 561-3633
Fax No.: (212) 779-9928

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (3)

Common Stock, $0.0001 par value per share	39,256,735	$2.70	$105,993,184.50	$12,305.81

(1)      This Registration Statement covers the resale by our selling shareholders of up to 3,480,000 shares of common stock that were purchased in a transaction that closed on June 30, 2010 and resulted in a change of control of the Company and 35,776,735 shares of common stock issued in connection with our private placement closed on November 1, 2010.

(2)       Calculated pursuant to Rule 457 (c), the fee calculation is based on the average of the high and low sales prices of our common stock on the Over-the Counter Bulletin Board on March 7, 2011, which was $2.70.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated  August __, 2011

UAN CULTURAL & CREATIVE CO., LTD.

39,256,735 SHARES OF COMMON STOCK

This prospectus relates to the resale by selling security holders of 39,256,735 shares of our common stock, $0.0001 par value, consisting of 3,480,000 shares of common stock that were purchased in a transaction that closed on June 30, 2010 and resulted in a change of control of the Company and 35,776,735 shares of common stock issued in connection with our private placement closed on November 1, 2010.

We are not selling any shares of our common stock in this offering and, as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus.  All of the net proceeds from the sale of our common stock will go to the selling security holders.

The selling security holders may sell common stock from time to time at prices established on the OTCBB or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the selling security holders. The selling security holders may engage brokers, dealers or agents who may receive commissions or discounts from the selling security holders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder.

Our common stock is quoted on the OTCBB under the symbol “UCCC.” On July 29, 2011, the closing bid price of our common stock was $2.93 per share. These prices will fluctuate based on the demand for our common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 to read about factors you should consider before investing in shares of our common stock.

 NEITHER THE SECURITIES & EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: August __, 2011

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary is a brief overview of the key aspects of this offering and highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. As used in this prospectus, unless the context otherwise requires, the words “we”, “our” and “us” and words of similar import refers to UAN Cultural & Creative Co., Ltd.  Specific discussions or comments relating Good Harbor Partners Acquisitions Corp., our predecessor company, will reference “Good Harbor”.

 PRELUDE

The Company formerly was a shell company.

The Company has initiated operations, and is no longer a shell company.  The Company has also changed its certifying accounting firm.   To date we have had limited operations and have incurred substantial losses.

BACKGROUND

We were formed on August 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an entity that has an operating business in the security industry (collectively, a “Business Combination”).

We completed an initial public offering (“IPO”) on March 15, 2006 based on that business plan. Stockholder funds raised in the IPO were segregated in a trust account and we were obligated to return the segregated funds to the investors in the event the Business Combination was not completed within 18-months (24-months, under certain circumstances).  By the end of the 18-month period we had not engaged in any operations, generated any revenues, or incurred any debt or expenses other than in connection with our IPO.  Since we were not able to consummate our business plan and the Business Combination was not completed within the required time period, we liquidated the segregated funds held in the trust account, returned the funds to the investors in the IPO, redeemed the Class B Common Stock the investors acquired in the IPO and reconstituted the company as an ongoing business corporation. As a result of the foregoing, we became a public shell company.

The securities issued in our IPO consisted of Class A Common Stock, which is now regular Common Stock, Class W Warrants, Class Z Warrants, Class B Common Stock which was redeemed from the stockholders when the funds raised in the IPO were returned to them and is no longer outstanding, Class A Units which consisted of two shares of Class A Common Stock and ten Class Z Warrants, and Class B Units which consisted of two shares of Class B Common Stock and two Class W Warrants.  The Class W Warrants expired on March 7, 2011.

We experienced a change in control on June 30, 2010, both at the stockholder and director levels as the result of the purchase of 35,095,100 shares of our Common Stock, approximately 95.6 percent of our Common Stock which was issued and outstanding on that date, by 8 persons and the simultaneous reconstitution of our Board of Directors (collectively, the “Transaction”). Our new Board of Directors have created a new business plan and we have initiated that business involving the sale and appraisal of authentic and high quality works of art, primarily paintings, initially in Taiwan.

In August, 2010, we amended our Certificate of Incorporation (the “Certificate”) to change our name from Good Harbor Partners Acquisition Corp. to UAN Cultural & Creative Co., Ltd. and effect a one for ten reverse stock split of our Common Stock.  We commenced operations in August 2010.

During the period commencing October 21, 2010 and ended November 1, 2010 we completed an “off shore” private placement of 50,000,000 shares of our common stock at a price of $0.02 per share generating gross proceeds of $1,000,000 (the “2010 Private Placement”).

BUSINESS

OVERVIEW

Since the closing of the Transition and the resulting change of control, our management has been launching our art business plan.  On July 23, 2010, two of our stockholders, one of which, David Chen-Te Yen, is our president, chairman and owns approximately 42% of our common stock, loaned us an aggregate of $500,000 ($300,000 of which was from David Chen-Te Yen and $200,000 of which was from Yuan-Hao Chang) which loans are payable on demand and bear interest at the rate of 8% per annum.  As of March 31, 2011, the outstanding balance due on these notes were $200,000.  On November 1, 2010 we completed an “off shore” private placement of 50,000,000 shares of our common stock at a price of $0.02 per share generating gross proceeds of approximately $1,000,000 (the “2010 Private Placement”).  We have used these funds to initiate and further our art business plan.  Additional funds may be required for us to be successful.

On August 20, 2010, we signed a lease for our initial art gallery which is located in Luzhu Township, Taiwan.  We also acquired furniture, fixtures and improvements, at a cost of $250,000, such that the gallery would provide a showcase from which to initiate our operations.  The gallery provides an elegant and comfortable setting from which we sell our artworks and conduct art shows, exhibitions, private showings, meetings, cocktail parties and other gatherings for the benefit of both our customers and featured artists.

We are currently offering for sale paintings that we purchased for resale and paintings which we are offering for sale on a consignment basis.  The gallery currently opens on weekends during which we sell our artworks and conduct art shows and exhibitions that we advertise to potential customers in the geographic area close to the galley as well as to potential customers in surrounding cities who our sales force has identified as potential purchasers of our art works.  During Monday thru Friday, the gallery opens on an appointment basis for private showings of our artwork to potential customers.  With this approach, we are able to control our operating expenses.

We also are offering on a selective basis customized paintings to our customers through our sales representatives, which include commutative portraits painted by student-artists who we retain as independent contractors at a low cost to us.  In addition, our website, http://www.uanusa.com/ main.php, is now operational.  It contains a statement of our mission, identifies certain of our featured artists, as well as pictures of certain paintings that we are currently offering for sale at our gallery.  We are also offering memberships in our club called, the UAN Club.  Members can join UAN Club by registering on-line.

Where You Can Find Us

Our principal executive office is located at 2095 E. Big Beaver Road, Suite 200, Troy, MI 48083. Our telephone number is (586) 530-5605.  Our internet address is http://www.uanusa.com/main.php.

The Offering

Common stock offered by selling security holders	39,256,735 shares of common stock.

Common stock outstanding before the offering	53,672,708 common shares as of July 29, 2011.

Common stock outstanding after the offering	53,672,708 shares.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus, and, as a result, will not receive any proceeds from this offering.

OTCBB Trading Symbol	“UCCC”
Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

Summary of Financial Information

The following table provides summary consolidated financial statement data as of and for each of the fiscal years ended December 31, 2010 and 2009. The financial statement data as of and for each of the fiscal years ended December 31, 2010 and 2009 have been derived from our audited consolidated financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus.

Statements of Operations

	For the year ended			For the three months ended
	December 31, 2010	December 31, 2009		March 31, 2011 Unaudited	March 31, 2010 Unaudited

Revenue	$166,944	$		$316,882	$-

Cost of Sales	-		-	38,844	-

Operating expenses:

Operating expenses	135,657		-	142,905	-

General & administrative expenses (Note 4 and 5)	218,009		53,157	52,164	4,426

Interest expense	16,573		1,511	4,001	-

Income (Loss) from operations	(203,295)		(54,668)	78,968	(4,426)

Net income (Loss)	$(203,295)		$(54,668)	54,830	(4,426)

Weighted average number of common shares outstanding, basic and diluted	12,636,106		595,010	53,552,708	3,595,010

Net income (Loss) per share, basic and diluted	$(0.02)		$(0.09)	0.00	(0.00)

Balance Sheets
	As of	As of	As of March 31,
	December 31, 2010	December 31, 2009	2011 Unaudited
ASSETS

Total current assets	$914,469	$15,575	1,059,495

Fixed assets, net	206,263	-	175,585

Total assets	$1,120,732	$15,575	1,235,080

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

Total current liabilities	311,818	12,112	372,122

Stockholders' Equity):

Total stockholders' equity (deficit)	808,914	(20,537)	862,958

Total liabilities and stockholders' equity	$1,120,732	$15,575	1,235,080

FORWARD LOOKING STATEMENTS

Certain statements made in this prospectus are “forward-looking statements” regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of UAN Cultural & Creative Co., Ltd. (the “Company”, “we”, “our”, or “us”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based, in part, on assumptions involving the continued expansion of its business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

RISK FACTORS

An investment in the Company involves a high degree of risk.  You should carefully consider the risks described below before making a decision to buy our Common Stock.  If any of the following risks actually occurs, we may not be able to continue as a going concern.  In that case, you would likely lose your entire investment.  You should also refer to the other information in or incorporated into this report, including our financial statements and the related notes.  Except for  historical  information,  the  information  in this report  contains  "forward-looking"  statements  about our  existing and  future business and performance. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this report.

RISKS RELATED TO OUR FINANCIAL CONDITION

DEPENDING IN PART ON THE REVENUE WE REALIZE FROM OPERATIONS, WE MAY NEED ADDITIONAL INFUSIONS OF CAPITAL, WHICH MAY RESULT IN DILUTION TO OUR STOCKHOLDERS’ OWNERSHIP AND VOTING RIGHTS IN OUR COMPANY.

We hope to fund continuing operations, and grow our business with the income we generate from operations. However, based upon our current cash reserves, operations and forecasted operations, we believe that we may need outside funding to provide the working capital necessary to expand our business.  Our need for additional capital to finance our business strategy, operations, and growth will arise should, among other things, revenue or expense estimates prove to be incorrect. This would likely occur if we incur operating losses in the future or our operating income remains at low levels. If this were to occur and we fail to arrange for sufficient capital in the future, we will not be able to expand operations until we can obtain adequate financing. Moreover, operating losses incurred in the future may jeopardize our ability to continue as a going concern. We cannot predict the amount of additional financing that may be required. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which will adversely affect our prospects. Debt financing must be repaid regardless of whether or not we generate profits or sufficient cash flow from our business activities to satisfy the obligations. Equity financing will result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our Common Stock.

BECAUSE WE ARE SMALL AND HAVE LIMITED WORKING CAPITAL, WE MUST LIMIT OUR OPERATIONS AND EFFICIENTLY EXECUTE OUR BUSINESS PLAN. A COMPANY IN OUR INDUSTRY WITH LIMITED OPERATIONS HAS A SMALLER OPPORTUNITY TO BE SUCCESSFUL THEN A COMPANY WITH GREATER RESOURCES. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are small and have limited working capital, we must limit our operations and carefully execute our business plan. Because we will have to limit our operations based on available working capital, we may not generate sufficient sales to make a profit. If we do not make a profit, we may have to suspend or cease operations.

RISKS RELATED TO OUR BUSINESS

WE HAVE RECENTLY COMMENCED OPERATIONS, AND HAVE A SHORT OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR COMPANY CAN BE MADE. FOR THAT REASON, IT WOULD BE DIFFICULT FOR A POTENTIAL INVESTOR TO JUDGE OUR PROSPECTS FOR SUCCESS.

We were organized in August, 2005 and had no operations from our inception until August, 2010 from which to evaluate our business and prospects. Prior to June 30, 2010, most of our activities have been centered on attempting to consummate a business combination and other start-up activities.  We have had limited revenue until recently.  There can be no assurance that our current operations and /or our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to commence and sustain our operations, our stockholders would likely lose their entire investments. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and managements’ potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems.  We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably or perhaps at all and we may not have adequate working capital to meet our obligations as they become due.

Our ability to operate as a going concern and to achieve profitable operations will depend on such factors as the success of our business model, marketing strategy, market penetration, competition and the availability of financing.  No assurance can be given that we will be able successfully to develop our business under the foregoing conditions and given the inherent risks.

OUR SUCCESS WILL DEPEND UPON OUR ABILITY TO DEVELOP RELATIONSHIPS WITH ARTISTS AND CUSTOMERS. IF WE CANNOT DEVELOP SUFFICIENT FAVORABLE RELATIONSHIPS, WE MAY NEVER BECOME PROFITABLE.  AN INVESTOR COULD LOSE HIS ENTIRE INVESTMENT.

We market artworks on a retail basis, through our art gallery and sales staff and intend to do so on the internet in the future.  We intend to expand our operations when we have the working capital to do so.  Our performance depends, in large part, on our ability to develop relationships with potential customers who will purchase artworks in sufficient quantities to make us profitable. We have no long-term contracts or other contractual assurances of supply, pricing or access to new artworks. We may never develop sufficient customers or relationships with artists, which would negatively impact our operations and our proposed operations. Also, because we intend to maintain low levels of purchased inventory, our inability to obtain particular merchandise on consignment could have a material adverse effect on our financial condition and results of operations. There can be no assurance that we will be able to acquire desired merchandise in sufficient quantities on terms  acceptable to us, or that an  inability to acquire  suitable merchandise, or the loss of one or more key sources of supply to us,  will not have a material adverse effect on our financial condition and results of operations. As a result, we may never become profitable. An investor could lose his entire investment.

WE INITALLY DEPEND ON ONLY ONE ART GALLERY TO CONDUCT OUR OPERATIONS.

Our initial operations will be substantially reliant upon the success of our initial art gallery.  If our art gallery were to operate at a loss, it would have a negative impact on our business.  While we have casualty insurance to protect us against damage and loss of the paintings held at the gallery, such insurance may be insufficient to protect us from any losses we incur and would not protect us from the disruption in our operations that would likely result from any material damage to, or loss of, our artworks due to fire, flooding or other causes, which would have a material adverse effect on our financial condition, business, and prospects.

WE MAY BE SUBJECT TO ADDITIONAL RISKS ASSOCIATED WITH DOING BUSINESS IN FOREIGN COUNTRIES.

We expect to distribute our artworks in Taiwan and other foreign countries, and face significant additional business risks associated with doing business in those countries.  In addition to the language barriers, as a result of doing business in foreign countries, we may encounter different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate business decisions or transactions, ongoing business risks resulting from the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability which may be exacerbated in various foreign countries.  There can be no assurance that we would be able to enforce business contracts, repatriate local funds or protect our intellectual property rights in foreign countries.

In doing business in foreign countries we may also be subject to other risks, including, but not limited to, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, expropriation, corporate and personal liability for violations of local laws, possible difficulties in collecting accounts receivable, increased costs of doing business in countries with limited infrastructure, risks related to shipment of artworks across national borders and cultural and language differences.  We also may face competition from local companies which have longer operating histories, greater name recognition, and broader customer relationships and industry alliances in their local markets, and it may be difficult to operate profitably in some markets as a result of such competition.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

IF WE EXPAND OUR BUSINESS INTO MAINLAND CHINA AS WE EXPECT TO DO, WE WILL BE SUBJECT TO SUBSTANTIAL RISKS RELATED TO OPERATING IN THAT JURISDICTION.

If we are successful in opening galleries and conducting business in mainland China (the “PRC”), we will be subject to the risks inherent in operating a business in that jurisdiction.  These risks include, but are not limited, to the following:

(i)	the PRC legal system has inherent uncertainties that could limit the legal protections available to us;
(ii)	PRC economic reform policies or nationalization could result in a loss of our total investment in the PRC;
(iii)	we may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the PRC;
(iv)	government control of currency conversion and the fluctuation of PRC currency, the renminbi, may materially and adversely affect our operations and financial results;
(v)
the economy of China has been experiencing unprecedented growth, which could be curtailed if the government tries to control inflation by traditional means of monetary policy or its return to planned-economy polices, any of which would have an adverse effect on us;

(vi)	a downturn in the Chinese economy may slow down our growth and profitability; and
(vii)
any occurrence of serious infectious diseases, such as recurrence of severe acute respiratory syndrome (SARS) causing widespread public health problems, could adversely affect our business and result of operations.

GOVERNMENT LAWS AND REGULATIONS MAY RESTRICT OR OUR BUSINESS.

Many of our activities are subject to laws and regulations including, but not limited to, import and export regulations, cultural property ownership laws, data protection and privacy laws, anti-money laundering laws, antitrust laws and value added sales taxes, which for example apply in Taiwan. Additionally, we expect to pay income taxes in foreign jurisdictions.  We do not believe that such regulations impose a material impediment to our business, but do affect the market generally, and a material adverse change in such regulations could affect our business. Additionally, export and import laws and cultural property ownership laws could affect the availability of certain kinds of property we offer for sale or could increase the cost of moving property to such locations.

GLOBAL POLITICAL CONDITIONS AND WORLD EVENTS MAY NEGATIVELY AFFECT OUR BUSINESS AND CUSTOMERS.

Global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers and sellers to purchase and sell art in the wake of economic uncertainty. Global political conditions may also influence the enactment of legislation that could adversely affect our business.

FOREIGN CURRENCY EXCHANGE RATE MOVEMENTS CAN SIGNIFICANTLY INCREASE OR DECREASE OUR RESULTS OF OPERATIONS.

We currently have operations in Taiwan, and expect to conduct business in mainland China.  Initially, we expect that virtually all of our revenue will be earned outside of the U.S.  Accordingly, fluctuations in foreign currency exchange rates can significantly increase or decrease our results of operations.

THERE ARE RISKS ASSOCIATED WITH AN INTERNET MARKETING STRATEGY.

We have not previously conducted marketing programs according to practices common to Internet industries.  The costs for new information technology systems needed to efficiently engage in internet sales could be substantial, as could the amount of time needed to acquire and implement such systems.  The inability to create or purchase the technology required, or to do so in a timely and cost effective manner, could have a material adverse effect on our financial condition and results of operations.

TAX MATTERS MAY CAUSE SIGNIFICANT VARIABILITY IN OUR FINANCIAL RESULTS.

We expect to operate in many tax jurisdictions throughout the world and the provision for income taxes involves a significant amount of judgment regarding interpretation of relevant facts and laws in the jurisdictions in which we may operate. Taxes can have a material effect on our business.  We do not have the expertise required in this area and we will have to retain experts to help us in this regard. The cost of such services may be high. Therefore, it may be difficult for us to secure the expertise required in this area.

Similarly, our clients and potential clients may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients and potential clients to purchase or sell works of art.

WE MAY BE AFFECTED BY SALES TAX CONSIDERATIONS FROM VARIOUS JURISDICTIONS.

Various jurisdictions, included in the U.S., are increasingly seeking to impose sales or use taxes on internet sales. The imposition of sales taxes on any internet sales may have a negative affect on our financial condition and results of operations in the future.  Any such impact cannot currently be quantified.

DEPENDING ON THE COUNTRIES IN WHICH WE SELL OUR ARTWORKS OUR BUSINESS MAY BE SUBJECT TO SEASONAL FLUCTUATIONS IN SALES, WHICH CAN RESULT IN FLUCTUATING QUARTERLY RESULTS IN OUR OPERATIONS.

Our industry can be subject to seasonal variations in demand. For example, demand may be higher in certain markets during the winter holiday shopping period. Quarterly results may also be materially affected by the timing of the introduction of featured artists and our customized painting offerings may be in highest demand in the spring and early summer months when weddings are more frequent due to weather conditions.  While we do not believe seasonal variations will be significant while we are operating primarily in Taiwan, seasonality may have a greater affect as we expand our operation into other areas. Accordingly, our performance in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.  Significant deviation from projected demand for merchandise could have a material adverse effect on our financial condition and quarterly or annual results of operations.

OUR DIRECTORS AND OFFICERS WILL HAVE SUBSTANTIAL INFLUENCE OVER OUR OPERATIONS AND CONTROL SUBSTANTIALLY ALL BUSINESS MATTERS.

Our officers and our directors are responsible for conducting our day-to-day operations.  Most of them acquired stock in the Transactions and in our 2010 Private Placement. Many of them lack public Company experience. We will not benefit from the multiple judgments that a greater number of directors or officers may provide, and we rely completely upon the judgment of our officers and directors in making business decisions.

OUR SUCCESS IS DEPENDENT UPON THE CONTINUED SERVICES OF MANAGEMENT AND TWO CONSULTANTS AND WE CURRENTLY HAVE NO KEY MAN INSURANCE ON ANY KEY PERSONNEL.

Our success is dependent on the continued efforts of Parsh Patel, currently our Chief Executive Officer and David Chen-Te Yen, our President and the services rendered by TWO consultants Yung Chien Wu and Yuan-Hao Chang.  The loss of any of these individuals would have a material adverse effect on our operations.  We anticipate that we will need to hire additional skilled personnel in all areas of our business in order to grow.  There can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees in the future, the failure of which would have a material adverse effect on our business, financial condition and results of operations.  We do not currently maintain "key man" life insurance on the life of any of our employees.  To the extent that the services of key personnel become unavailable, we will be required to retain other qualified persons and there can be no assurance that we will be able to employ qualified persons upon acceptable terms.

OUR MANAGEMENT HAS LIMITED  EXPERIENCE IN MANAGING AS A PUBLIC COMPANY.  OUR INABILITY TO CONTINUE TO OPERATE AS A PUBLIC COMPANY COULD BE THE BASIS OF YOUR LOSING YOUR ENTIRE INVESTMENT IN US.

Our management has limited experience in managing  a public company. We have limited  experience in complying with the various rules and regulations which are required of a public company including the reporting requirements of the applicable securities laws. As a result, we may have difficulty complying with applicable securities laws, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we fail to do so you could lose your entire investment in us.

A PART OF OUR STRATEGY REQUIRES US TO DEVELOP AND MAINTAIN RELATIONSHIPS WITH STUDENT ARTISTS.

Our strategy depends on developing and maintaining relationships with artists, student-artists and others.  These relationships are of particular importance to us with respect to our customized paintings, since young artists will paint this artwork for us at a low cost. These artists will also provide artwork for us to sell in the ordinary course of our business and provide an important source of artwork for us as their reputation increases.  We will need to maintain and develop relationships with these independent artists.  There can be no assurance, however, that we will be able to develop and maintain these relationships.  If we fail to develop and maintain such relationships, we may be forced to change our strategy, which could have a material adverse effect on our operations.  Further, if our relationship with a young artist is terminated, particularly one who has been featured by us, it is likely our business will be disrupted until a replacement is identified and the relevant services are procured.

THE FAILURE TO MANAGE GROWTH EFFECTIVELY COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

If we are successful in opening additional galleries and initiating internet sales of our artworks, we will be required to deliver large volumes of quality merchandise to our customers on a timely basis at a reasonable cost to those customers. Such demand can also create working capital issues for us, as we need increased liquidity to fund purchases of artworks, supplies and other items. It will also place a significant strain on our management, administration and operational resources.  We will also be required to continue improving our operations, management and financial systems and controls. The failure to manage growth effectively could have an adverse effect on our business, financial condition and results of operations. We cannot  assure you, however,  that  business  will  rapidly  grow  or that  our  efforts  to  implement and expand our business will be successful.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ADDITIONAL ART GALLERIES THAT WE OPEN IN THE FUTURE.

If we have the working capital necessary to do so, we expect to open additional art galleries in Taiwan, mainland China and in other locations. There can be no assurance that we will be able to do so.  If we do expand our business, there can be no assurance we will be able to do so successfully.  Expansion of our business may be accompanied by risks such as potential exposure to unknown liabilities.

OUR OFFICERS, DIRECTORS AND CONSULTANTS WILL ALSO ALLOCATE THEIR TIME TO OTHER BUSINESSES, AND SUCH OTHER AFFAIRS COULD LIMIT ATTENTION TO OUR ACTIVITIES.

Our officers, directors and consultants are not required to commit their full time to our affairs, which may result in conflicts of interest in allocating their time between our operations and other businesses. All of our executive officers, directors and consultants are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If these other business affairs require them to devote substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and hinder their ability to help us consummate our business plan.

OUR OFFICERS, DIRECTORS AND CONSULTANTS MAY BE AND IN THE FUTURE MAY BECOME AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE WHICH ARE OR ARE INTENDED TO BE CONDUCTED BY US AND, ACCORDINGLY, MAY HAVE CONFLICTS OF INTEREST IN DETERMINING TO WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED.

Our officers, directors and consultants may be and in the future may become affiliated with entities, engaged in business activities similar to those conducted and intended to be conducted by us. Additionally, our officers, directors and consultants may beco me aware of business opportunities which may be appropriate for presentation to us as well as to the other entities with which they have fiduciary or other obligations or other compelling interests. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

YOUR RIGHTS MAY BE LIMITED AS WE CONDUCT SUBSTANTIALLY ALL OF OUR OPERATIONS IN TAIWAN, AND A SUBSTANTIAL PORTION OF OUR ASSETS AND FOUR OF OUR FIVE DIRECTORS AND OFFICERS  RESIDE OUTSIDE THE UNITED STATES.

 Although we are incorporated in Delaware, substantially all of our operations are conducted in Taiwan.  As such, substantially all of our assets are located in Taiwan.  In addition, four of five of our directors and officers reside outside the United States, and a substantial portion of the assets of those persons are located outside of the United States. Therefore, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise. Even if you are successful in bringing an action, the laws of Taiwan may render you unable to enforce a United States judgment against our assets or the assets of our directors and officers. In addition, a U.S. or foreign plaintiff may lack standing or otherwise be unable to bring a lawsuit in a Taiwanese court, including a case which is predicate upon U.S. securities laws.

For judgments obtained in courts outside of Taiwan to be recognized and enforceable in Taiwan without review of the merits, the Taiwan court in which the enforcement is sought must be satisfied that: the foreign court rendering such judgment has jurisdiction over the subject matter in accordance with the Taiwan law; the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of Taiwan; the judgment is a final judgment for which the period for appeal has expired or from which no appeal can be taken; if the judgment was rendered by default by the foreign court, the defendant was duly served in the jurisdiction of such court within a reasonable period of time in accordance with the laws and regulations of such jurisdiction, or process was served on the defendant with the Taiwan judicial assistance; and judgment of Taiwan courts is recognized and enforceable in the foreign court rendering the judgment on a reciprocal basis.

ISSUANCE OF PREFERRED STOCK; ANTI-TAKEOVER EFFECTS OF CERTAIN SPECIAL CHARTER AND BY-LAW PROVISIONS

Our Board of Directors has the authority to issue up to 5,000 shares of Preferred Stock, $.0001 par value, and to fix the terms thereof, without any further vote or action by our stockholders, including voting rights, dividend rights, terms of redemption, conversion rights and liquidation preferences of such shares.  Preferred Stock could be issued that would have rights with respect to voting, dividends and liquidation that would be adverse to those of the Common Stock.  The Board of Directors could approve the issuance of Preferred Stock to discourage attempts by others to obtain control of the Company by merger, tender offer, proxy contest or otherwise by making such attempts more costly to achieve.  There are no agreements or understandings for the issuance of Preferred Stock and the Board of Directors has no present intention to issue any Preferred Stock.

In addition, the Company’s Certificate of Incorporation provides for a classified Board of Directors.  This could inhibit a change of control of the Company because it will take at least two annual meetings to change control of the Board of Directors by stockholder vote.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD ADVERSELY IMPACT OUR COMPETITIVE POSITION AND SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China and other jurisdictions. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

CERTAIN FACTORS RELATING TO OUR INDUSTRY

INTENSE COMPETITION IN OUR MARKET COULD PREVENT US FROM ACHIEVING PROFITABILITY. WE MAY NEVER BECOME PROFITABLE, MAY FAIL AS AN ORGANIZATION, AND OUR INVESTORS COULD LOSE SOME OR ALL OF THEIR INVESTMENT.

There are many companies substantially larger than us that have a head start in cultivating the fine arts industry in Taiwan and mainland China.  For example, Sotheby’s and Christie’s each have a presence in these markets and are expanding.  There are also numerous small galleries and dealers in both Taiwan and mainland China which sell artwork.  Most of these companies have greater experience and substantially more financial resources than we do.  The Taiwanese government and various foundations sponsor events which may compete with events which we sponsor.  Furthermore, as we expand our internet platform, we will complete with internet based companies that sell artwork through sites on the internet and potentially artists who either have or will create their own sites.  Competition in our industry is very substantial.  Some of our competitors may be able to secure merchandise from suppliers on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can.  However, in the areas in which we expect to initially operate, many of our competitors are not well organized and have no clear mission.  Some are not reputable and sell low quality merchandise at high prices.  We believe that customer’s awareness of these difficulties will provide us a significant opportunity to succeed, provided that we implement our business plan correctly.

COMPETITION IN THE ART MARKET IS INTENSE AND MAY ADVERSELY IMPACT OUR RESULTS OF OPERATIONS.

We will compete with other galleries, art dealers and internet concerns to obtain merchandise, including through consignments, to offer for sale to our customers. The level of competition is intense and can adversely impact our ability to obtain merchandise for sale, as well as the margins we achieve on the resale of our merchandise.

THE SUPPLY OF AND DEMAND FOR WORKS OF ART CAN BE ADVERSELY IMPACTED BY WEAKNESS IN THE GLOBAL ECONOMY AND THE FINANCIAL MARKETS OF VARIOUS COUNTRIES.

The international art market is influenced over time by the overall strength and stability of the global economy and the financial markets of various countries, although this correlation may not be immediately evident. Our business can be influenced by the economies and financial markets of the U.S., the U.K., and the major countries or territories of Continental Europe and Asia. Accordingly, weakness in those economies and financial markets can adversely affect the supply and demand of works of art and our business.

WE EXPECT TO BE DIRECTLY AFFECTED BY FLUCTUATIONS IN THE GENERAL ECONOMY IN TAIWAN AND MAINLAND CHINA.

Demand for our art and other collectible merchandise will be affected by the general economic conditions in Taiwan and mainland China. When economic conditions are favorable and discretionary income increases, purchases of non-essential items like art and other collectible merchandise generally increase. When economic conditions are less favorable, sales of art and other collectibles are generally lower. In addition, we may experience more competitive pricing pressure during economic downturns. Therefore, any significant economic downturn or any future changes in consumer spending habits could have a material adverse effect on our financial condition and results of operations.

WE EXPECT OUR ARTWORKS TO BE SUBJECT TO CHANGES IN CUSTOMER TASTE.

The markets for our artworks are subject to changing customer tastes and the need to create and market new merchandise.  Demand for artworks is influenced by the popularity of certain themes, cultural and demographic trends, marketing and advertising expenditures and general economic conditions.  Because these factors can change rapidly, customer demand also can shift quickly.  Some types of artwork appeal to customers for only a limited time.  The success of new product introductions depends on various factors, including selection and quality, sales and marketing efforts, timely creation of the artworks and delivery and consumer acceptance. We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new artworks to market.  If we were to materially misjudge the market, certain of our artworks may remain unsold.  The inability to respond quickly to market changes could have a material adverse effect on our financial condition and results of operations.

WE CANNOT BE ASSURED OF THE AMOUNT AND QUALITY OF ARTWORK WE WILL HAVE AVAILABLE FOR SALE, WHICH MAY CAUSE SIGNIFICANT VARIABILITY IN OUR FINANCIAL RESULTS.

The amount and quality of artwork we have available for sale is influenced by a number of factors not within our control. We have limited working capital and therefore expect to maintain low levels of acquired inventory.  Many of the artworks we expect to sell will be secured by us on a consignment basis or through student artists and the availability of paintings from these sources are unpredictable and may cause significant variability in our financial results from period to period.

THE DEMAND FOR ART IS UNPREDICTABLE, WHICH MAY CAUSE SIGNIFICANT VARIABILITY OUR FINANCIAL RESULTS.

The demand for art is influenced not only by overall economic conditions, but also by changing trends in the art market relating to collecting categories and the artists that are most sought after and by the collecting preferences of individual collectors, all of which are difficult to predict and which may adversely impact our ability to obtain and sell artworks, potentially causing significant variability in our financial results from period to period.

THE VALUE OF ART IS SUBJECTIVE AND OFTEN FLUCTUATES, EXPOSING US TO LOSSES IN THE VALUE OF OUR INVENTORY AND SIGNIFICANT VARIABILITY IN OUR FINANCIAL RESULTS.

The art market is not a highly liquid trading market. As a result, the valuation of art is inherently subjective and the realizable value of art often fluctuates over time. Accordingly, we are at risk as to the realizable value of art held in inventory.

CERTAIN FACTORS RELATED TO OUR COMMON STOCK

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, AND A STOCKHOLDER'S INVESTMENT IN OUR COMMON STOCK COULD SUFFER A DECLINE IN VALUE.

There could be significant volatility in the volume and market price of our Common Stock, and this volatility may continue in the future. Our Common Stock is listed on the over-the-counter Bulletin Board and there is a greater chance for market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to our industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

OUR COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our Common Stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or Nasdaq system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

THERE IS LIMITED LIQUIDITY ON THE OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our Common Stock, there may be a lower likelihood of one's orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one's order entry.

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASKING PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Currently our Common Stock is quoted in the OTC Bulletin Board market and the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and our Common Stock is subject to abuses, volatility and shorting. Thus there is currently no broadly followed and established trading market for our Common Stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our Common Stock has been and may continue to be limited and sporadic. As a result of such trading activity, the quoted price for our Common Stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Common Stock and as a result, the market value of our Common Stock likely would decline.

OUR COMMON STOCK IS SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF SHAREHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as the Company, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

A LARGE NUMBER OF SHARES OF COMMON STOCK WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS OUR STOCK PRICE.

Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of July 29, 2011, there were 53,672,708 shares of our Common Stock outstanding.  Also, we have issued warrants and other instruments to acquire 822,500 shares of our Common Stock. The average daily trading volume for our stock on the OTC Bulletin Board has been very low.  Sales of substantial amounts of Common Stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of Common Stock at prices that may be below the then current market price of the Common Stock, could adversely affect the market price of our Common Stock and could impair our ability to raise capital through the sale of our equity securities.

YOU’RE OWNERSHIP INTEREST, VOTING POWER AND THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE BECAUSE WE MAY TO ISSUE A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK OR SECURITIES CONVERTIBLE OR EXERCISABLE INTO OUR COMMON STOCK.

In the future we may issue shares of Common Stock, options, warrants, preferred stock or other securities exercisable for or convertible into our Common Stock to raise money to expand our business or for other purposes. If additional sales of equity occur, your ownership interest and voting power in us will be diluted and the market price of our Common Stock may decrease.

PROVISIONS IN OUR CERTIFICATE OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS, WHICH COULD REQUIRE US TO DIRECT FUNDS AWAY FROM OUR BUSINESS.

Our Certificate of Incorporation provides for the indemnification of our officers and directors.  We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director,  including reasonable  attorneys’  fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company.  Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the continued operation of our business, thereby affecting our ability to attain or maintain profitability.

THE REQUIREMENTS OF BEING A PUBLIC COMPANY MAY STRAIN OUR RESOURCES AND DISTRACT OUR MANAGEMENT.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements place a strain on our systems and resources.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and in the future will require a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadlines imposed by the Sarbanes-Oxley Act. If we fail to achieve and  maintain the adequacy of our internal controls, as such standards are modified,  supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will have the resources available to do so or that we will be able to do so in a timely fashion.

OUR COMMON STOCK ARE CLASSIFIED AS A “PENNY STOCK” AS THAT TERM IS GENERALLY DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934 TO MEAN EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. OUR COMMON STOCK WILL BE SUBJECT TO RULES THAT IMPOSE SALES PRACTICE AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS WHO ENGAGE IN CERTAIN TRANSACTIONS INVOLVING A PENNY STOCK.

The SEC has adopted regulations which generally define so-called "penny stocks" to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of July 29, 2011, the last closing sale price of our common stock was $2.93 per share and, therefore, it is designated a "penny stock." As a "penny stock," our Common Stock may become subject to Rule 15g-9 under the Exchange Act of 1934, or the "Penny Stock Rule." This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses).

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

The basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock. In addition, the liquidity for our Common Stock may decrease, with a corresponding decrease in the price of our Common Stock. Our Common Stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

There can be no assurance that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b) (6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of a penny stock if the SEC determines that such a restriction would be in the public interest.

WE HAVE NO INTENTION OF PAYING DIVIDENDS.

We have never declared or paid any cash dividends on our Common Stock.  We currently intend to retain future earnings, if any, for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the resale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Determination of Offering Price

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling security holders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

Dilution

All of the shares of common stock covered by this prospectus are outstanding therefore, the existing shareholders will not experience dilution to their ownership interests in us.

Selling Security Holders

The common shares being offered for resale by the selling security holders consist of 39,256,735 shares of our common stock held by 8 holders who purchased 3,480,000 shares of our common stock in a transaction that closed on June 30, 2010 and resulted in a change of control of the Company and 20 holders, 7 of whom acquired shares in the June 30, 2010 transaction, who were investors in our private placement of November 1, 2010 through which we raised $1,000,000 and sold 50,000 shares of our common stock at $.02 per share.  35,776,735 of the 50,000,000 shares of  common stock issued in our private placement of November, 2010 are being offered for resale in this offering.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 29, 2011 and the number of shares of common stock being offered by the selling stockholders. The selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned after Offering	Percentage Beneficially Owned after Offering
David Chen-Te Yen (1)	22,570,000	8,346,735	14,223,265	27%
Wan-Fang Liu (2)	1,650,000	1,650,000	0	0%
Tzu-Yung Hsu (3)	1,650,000	1,650,000	0	0%
Ming-Cheng Lin (4)	150,000	150,000	0	0%
Syuan-Jhu Lin (5)	1,650,000	1,650,000	0	0%
Yuan-Hao Chang (6)	2,150,000	2,150,000	0	0%
Pei-Chi Yang (7)	1,650,000	1,650,000	0	0%
Parsh Patel (8)	100,000	100,000	0	0%
Anoop Patel (10)	10,000	10,000	0	0%
Yung-Chien Wu (9)	1,000,000	1,000,000	0	0%
Ming-Yi Lee (9)	500,000	500,000	0	0%
Li-Lan Chou (9)	2,200,000	2,200,000	0	0%
Chia-Hua Li (9)	2,000,000	2,000,000	0	0%
Yueh-Hui Chen (9)	2,000,000	2,000,000	0	0%
Meng-Yu Chiu (9)	2,000,000	2,000,000	0	0%
Yu-Shu Jiang (9)	2,000,000	2,000,000	0	0%
Li-Ying Tseng (9)	2,000,000	2,000,000	0	0%
Chi-Ming Tien (9)	2,000,000	2,000,000	0	0%
Wen-Cheng Huang (9)	2,000,000	2,000,000	0	0%
Ching-Hsin Lin (9)	2,000,000	2,000,000	0	0%
Yu-Chiu Huang (9)	2,200,000	2,200,000	0	0%

(1)  Consists of 2,570,000 shares of common stock acquired in the Transaction and 5,776,735 shares of common stock out of the 20,000,000 shares of common stock acquired in the 2010 Private Placement.
(2)  Consists of 150,000 shares of common stock acquired in the Transaction and 1,500,000 shares of common stock acquired in the 2010 Private Placement.
(3)  Consists of 150,000 shares of common stock acquired in the Transaction and 1,500,000 shares of common stock acquired in the 2010 Private Placement.
(4)  Consists of 150,000 shares of common stock acquired in the Transaction.
(5)  Consists of 150,000 shares of common stock acquired in the Transaction and 1,500,000 shares of common stock acquired in the 2010 Private Placement.
(6)  Consists of 150,000 shares of common stock acquired in the Transaction and 2,000,000 shares of common stock acquired in the 2010 Private Placement.
(7)  Consists of 150,000 shares of common stock acquired in the Transaction and 1,500,000 shares of common stock acquired in the 2010 Private Placement.
(8)  Consists of 10,000 shares of common stock acquired in the Transaction and 100,000 shares of common stock acquired in the 2010 Private Placement.
(9) Consists of shares of common stock acquired in the 2010 Private Placement.
(10) Consists of shares of common stock acquired from Parsh Patel, Anoop Patel’s father, who acquired the shares in the Transaction.
Mr. David Chen-Te Yen has served as our President and the Chairman of our Board of Directors since June 30, 2010. Since June 30, 2010, Mr. Parsh Patel has served as our Chief Executive Officer, Secretary and a member of our Board of Directors, Ms. Syuan-Jhu Lin as the Assistant Manager of our Taiwan Branch Office and a member of our Board of Directors, Mr. Tzu-Yung Hsu as the Manager of our Taiwan Branch Office and a member of our Board of Directors and Ms. Wan-Jang Liu as a member of our Board of Directors.

Except as set forth above, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates .

To our knowledge, none of the selling shareholders or their beneficial owners are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

This prospectus relates to the resale of up to 39,256,735 shares, including 3,480,000 shares of common stock that were purchased in a transaction that closed on June 30, 2010 and resulted in a change of control of the Company and 35,776,735 shares of common stock issued in connection with the private placement closed on November 1, 2010, each held by certain selling security holders.

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or under Regulation S under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Description of Securities

As of the close of business on July 29, 2011, our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.0001 per share, of which there are approximately 53,672,708 shares issued and outstanding and 5,000 shares of Preferred Stock, no shares of which are outstanding.

COMMON STOCK

The Company’s articles of incorporate were amended to increase the authorization to issue shares of Common Stock from 40,000,000 to 80,000,000 on June 16, 2008 and from 80,000 to 100,000,000 on August 27, 2010. The Company effected a one for ten reverse stock split on August 27, 2010 (the “Reverse Split”).  As of July 29, 2011, there were 53,672,708 shares of the Company's Common Stock issued and outstanding .

As of July 29, 2011, there are 45,504,792 shares of Common Stock available for future issuance, after appropriate reserves of approximately 822,500 for the issuance of Common Stock in connection with the Class Z Warrants, and the officer’s and director’s Class Z Warrants, all of which are described below.  The purchase price of our Common Stock on issuance of these securities range from $50 per share to $55 per share.  Except for the foregoing, the Company currently has no commitments to issue any shares of Common Stock.

Holders of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to holders of Common Stock on the liquidation, dissolution or wind up of the affairs of the Company. Holders of Common Stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions for the benefit of the Common Stock in the Company’s Certificate of Incorporation. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

The Company’s Certificate of Incorporation provides for a classified Board of Directors.  This could inhibit a change of control of the Company because it will take at least two annual meetings to change control of the Board of Directors by stockholder vote.

PREFERRED STOCK

Our certificate of incorporation provides our Board of Directors  with authority to issue shares of preferred stock in series and, by filing a certificate of designations, preferences and rights under Delaware law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued are likely to have priority over our Common Stock with respect to dividend and/or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

WARRANTS

In addition to shares of Common Stock common outstanding as of July 29,  2011, the following shares of Common Stock are reserved for issuance pursuant to outstanding warrants:

•	575,000 shares of Common Stock underlying the outstanding Class Z warrants sold in the IPO. We refer to these warrants as the “IPO Warrants.”

•
247,500 shares of Common Stock underlying the outstanding Class Z warrants issued to former officers and directors of the Company. These warrants have the same terms as the other Class Z, including an exercise price of $50 per share. We refer to these warrants as the “Affiliate Warrants.”

Class Z Warrants

Each Class Z warrant entitles the registered holder to purchase one share of our Common Stock at a price of $50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a Business Combination as further described in the IPO registration statement, and

•	March 8, 2007.

The Class Z warrants will expire on March 7, 2013.

The exercise price and number of shares of Common Stock issuable on exercise of the Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. Such adjustment occurred as a result of the Reverse Split and the number of shares of Common Stock purchasable under the Class Z warrants reduced tenfold and the exercise prices increased tenfold. However, the Class Z warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

No warrants will be exercisable unless at the time of exercise a prospectus relating to Common Stock issuable upon exercise of the warrants is current and the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However we have not done so, since we do not believe it to be likely that the warrants will be exercised given the current price of our Common Stock is significantly below the exercise price of the warrants.

No fractional shares will be issued upon exercise of the Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement for 2010 and for 2009 have been audited by Yichien Yeh, CPA of Oakland Gardens, New York and Gruber & Company, LLC, respectively, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Eaton & Van Winkle LLP, New York, New York.

DESCRIPTION OF BUSINESS

PRELUDE

The Company formerly was a shell company.

The Company has initiated operations, and is no longer a shell company.  The Company has also changed its certifying accounting firm.

BACKGROUND

We were formed on August 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an entity that has an operating business in the security industry (collectively, a “Business Combination”).

We completed an initial public offering (“IPO”) on March 15, 2006 based on that business plan. Stockholder funds raised in the IPO were segregated in a trust account and we were obligated to return the segregated funds to the investors in the event the Business Combination was not completed within 18-months (24-months, under certain circumstances).  By the end of the 18-month period we had not engaged in any operations, generated any revenues, or incurred any debt or expenses other than in connection with our IPO.  Since we were not able to consummate our business plan and the Business Combination was not completed within the required time period, we liquidated the segregated funds held in the trust account, returned the funds to the investors in the IPO, redeemed the Class B Common Stock the investors acquired in the IPO and reconstituted the company as an ongoing business corporation. As a result of the foregoing, we became a public shell company.

The securities issued in our IPO consisted of Class A Common Stock, which is now regular Common Stock, Class W Warrants, Class Z Warrants, Class B Common Stock which was redeemed from the stockholders when the funds raised in the IPO were returned to them and is no longer outstanding, Class A Units which consisted of two shares of Class A Common Stock and ten Class Z Warrants, and Class B Units which consisted of two shares of Class B Common Stock and two Class W Warrants.  The Class W Warrants expired on March 7, 2011.

We experienced a change in control on June 30, 2010, both at the stockholder and director levels as the result of the purchase of 35,095,100 shares of our Common Stock, approximately 95.6 percent of our Common Stock which was issued and outstanding on that date, by 8 persons and the simultaneous reconstitution of our Board of Directors (collectively, the “Transaction”). On June 30, 2010, Ralph S. Sheridan, who was our President and a Director of the Company, Paul Sonkin, who was our  Secretary and a Director of the Company, and other persons, each who were the beneficial owners of 10% or more of the of our common stock then outstanding, sold a total of 35,095,100 shares of our common stock (pre-reverse split) to eight individuals (the “Purchasers”).  One of the Purchasers, David Chen-Te Yen, who is now our President and a member of our Board of Ddirectors, acquired 25,700,000 shares or approximately 71.5% of our common stock then outstanding. The Transactions were arms-length and the total consideration paid for the shares purchased pursuant was $450,000, which was paid from the Purchasers’ own funds. In the Transactions, the Purchasers acquired an aggregate of approximately 95.6% of our common stock then outstanding.

In connection with the Transactions, we experienced a change in our board of directors. On June 30, 2010,  our Board of Directors, which then consisted of Ralph Sheridan, Paul Sonkin and John Mallon, appointed David Chen-Te Yen, Wan-Fang Liu, Tzu-Yung Hsu, Ming-Cheng Lin, Syuan-Jhu Lin and Parsh Patel to our board of directors, effective upon their  resignation.

Our new Board of Directors have created a new business plan and we have initiated that business involving the sale and appraisal of authentic and high quality works of art, primarily paintings, initially in Taiwan.

In August, 2010, we amended our Certificate of Incorporation (the “Certificate”) to change our name to UAN Cultural & Creative Co., Ltd. and effect a one for ten reverse stock split of our Common Stock.

During the period commencing October 21, 2010 and ended November 1, 2010 we completed an “off shore” private placement of 50,000,000 shares of our common stock at a price of $0.02 per share generating gross proceeds of $1,000,000 (the “2010 Private Placement”).

BUSINESS

OVERVIEW

Since the closing of the Transition and the resulting change of control, our management has been launching our art business plan.  On July 23, 2010, two of our stockholders, one of which, David Chen-Te Yen, is our president, chairman and owns approximately 42% of our common stock, loaned us an aggregate of $500,000 ($300,000 of which was from David Chen-Te Yen and $200,000 of which was from Yuan-Hao Chang) which loans are payable on demand and bear interest at the rate of 8% per annum.  On November 1, 2010 we completed an “off shore” private placement of 50,000,000 shares of our common stock at a price of $0.02 per share generating gross proceeds of approximately $1,000,000 (the “2010 Private Placement”).  We have used these funds to initiate and further our art business plan. We hope to fund continuing operations and grow our business with the income we generate from operations. However, there can be no assurance that we will not incur operating losses in the future, in which case additional funds may be required for us to continue as a going concern. We cannot predict the amount of additional funds that we may require.

On August 20, 2010, we signed a lease for our initial art gallery which is located in Luzhu Township, Taiwan.  We also acquired furniture, fixtures and improvements, at a cost of $250,000, such that the gallery would provide a showcase from which to initiate our operations.  The gallery provides an elegant and comfortable setting from which we sell our artworks and conduct art shows, exhibitions, private showings, meetings, cocktail parties and other gatherings for the benefit of both our customers and featured artists.  We commenced operations from this location since most of our officers and directors live nearby, are familiar with the area, and believe it to have an excellent market potential for our artworks.

We are currently offering for sale paintings that we purchased for resale and paintings which we are offering for sale on a consignment basis.  To date we have sold 36 paintings we held for sale on a consignment basis and 48 paintings sold from inventory. We generally pay the artist 50% of the amount we realize on consignment sales.  Our suggested sales prices for the paintings  we hold in inventory is typically recommended by our chief art consultant, Mr. Yung Chien Wu, who also recommends the paintings we acquire and the prices we pay to the artists.  Our profit margin with respect to the paintings we sell from inventory varies from painting to painting.  We are currently offering two paintings on a consignment bases and 14 paintings from inventory.  The gallery currently opens on weekends during which we sell our artworks and conduct art shows and exhibitions that we advertise to potential customers in the geographic area close to the galley as well as to potential customers in surrounding cities who our sales force has identified as potential purchasers of our art works.  During Monday thru Friday, the gallery opens on an appointment basis for private showings of our artwork to potential customers.  With this approach, we are able to control our operating expenses.

We also hope to identify artists from whom we can acquire paintings through our participation in “Love Taion 100%” a program initiated in celebration of the 100th anniversary of Taiwan which is discussed under the heading “marketing and sales”. We also are offering on a selective basis customized paintings to our customers through our sales representatives, which include commutative portraits painted by student-artists who we retain as independent contractors at a low cost to us.  In addition, our website, http://www.uanusa.com/ main.php, is now operational.  It contains a statement of our mission, identifies certain of our featured artists, as well as pictures of certain paintings that we are currently offering for sale at our gallery.  We are also offering memberships in our club called, the UAN Club. We communicate with UAN Club Members by e-mail, advising them of items of interest, including artworks we are offering for sale by artists we are featuring.  We also inform them of events we are sponsoring at our art gallery which they can attend and which will give them the opportunity to meet and discuss art with artists and art collectors.  We believe that the UAN Club is a platform for us to increase interest in and appreciation of artworks by UAN Club Members and also presents a marketing opportunity for us. Members can join UAN Club by registering on-line.

STRATEGY

We currently have one art gallery located in Luzhu Township, Taiwan.  Depending upon the availability of working capital, we intend to open additional galleries.  We also intend to expand our presence on the internet to facilitate on-line retail sales of our artworks and to increase appreciation for the arts through sponsorship of art clubs and other programs. We expect to continue to sell our artworks at the gallery through sales representatives who are primarily paid on a commission basis.  In the future, we also expect to offer our artworks though the internet.  We expect to maintain low levels of inventory by acquiring artworks to sell to our customer from artists on a consignment basis.  We also are offering, on a selective basis, customized paintings to our customers through our sales representatives, which include commemorative portraits painted by student artists who we retain at a low cost.  We also expect to act as an agent for clients who wish to acquire artworks and require assistance in locating the desired artwork as well as certifying ethnicity and value.  Our initial focus will be on expanding our business in ways that do not require significant capital expenditures and creating name recognition for the Company through the promotion of the arts in general, which we expect to accomplish through our sponsorship of art shows, exhibitions, and contests, our relationships with feature artists and through our internet programs.  Our mission is to increase awareness of the arts, the opportunities that artworks provide as profitable investments and awareness that our business model provides a desirable investment opportunity.

GALLERY OPERATIONS

We currently lease one galley which showcases paintings in an elegant setting.  We have and will continue to conduct weekend exhibitions and other events at the galley, which events are directly marketed to potential customers by individuals in our sales force.  Depending on the resources available to us, we expect to open additional galleries in the future.  Our galleries will initially be located in the larger cities in Taiwan.  Depending on the availability of working capital, we hope to open art galleries in mainland China as well.

The internet provides a communication network for us to sell our artwork.  In order to take full benefit of this platform we will need additional working capital to buy and/or create software programs which will allow us to efficiently use the internet.  We expect to expand this platform as working capital becomes available to do so.

INTERNET

Our website, http://www.uanusa.com/main.php, contains a statement of our mission, identifies feature artists, as well as pictures of the paintings that we are currently offering for sale at our gallery.  We are also offering membership in our club called UAN Club, which members can join by registering on-line.  In the future, we intend to modify our website so that we can initiate internet sales of our artworks.

CUSTOMIZED PAINTINGS

We are offering to our customers on a selective basis what we refer to as customized paintings which, as we expand our business, should include family portraits, personal portraits, wedding portraits, memorial portraits and paintings commemorating other special events.  These paintings will be produced primarily by student artists. See “Student Artists”, below.  Our customized paintings will also include theme paintings and paintings that are used to decorate corporate facilities and hotels; a common practice in Taiwan and mainland China.  The artworks in these facilities are often designed by persons who specialize in creating a proper atmospheric balance in the building.  This concept has a long tradition in Chinese culture.  We expect to have arrangements with designers who will provide us with contacts to potential institutional customers in consideration for a commission.  We should be able to place increased emphasis on this part of our business plan as we expand our pool of student artists in the future.

AGENTS

We also expect that our customers will retain us to act as an agent with respect to artworks which may include paintings or other works of fine art which they wish to acquire and which we do not have available for sale.  We expect to charge commissions for this service and utilize consultants who will not only help us locate the desired artwork but also certify ethnicity and value which will provide our clients with comfort that they are acquiring quality for fair consideration.  We believe this service will be very valuable to customers who are often exposed to poor business practices in our industry.

OTHER PRODUCTS

In the future, we expect to expand our product offerings beyond paintings and to sell sculptures, antiques and other works of art.  In doing so, we will leverage the same business model as we have described here with respect to the expansion of our business in connection with paintings.

PROMOTION OF THE ARTS

We believe that there is a very large audience for fine art in Taiwan and mainland China which is substantially untapped.  We intend to promote the awareness of fine art and by doing so create a customer base which will be a significant asset.  We expect to use many approaches in promoting the arts, including through art shows, contests and exhibitions which we sponsor at our galleries and at other facilities.  Also, as noted above, we have formed a club, which we will refer to as the UAN Club, which will promote the arts and encourage club members who wish to learn more about fine art and potentially acquire artworks as an investment.

MARKETING AND SALES

Our marketing and sales strategy is currently a direct sales approach.  Potential customers are identified by our sales force and other members of our staff and invited to our gallery and to exhibitions which we sponsor.  Our current sales staff consists of 1 individual who is compensated on a fixed salary plus discretionary bonus basis which typically is based on sales and can be considered as similar to a commission. These commissions are paid as a bonus and only after the sale and shipment of the artwork, are set at fixed percentages of the sales and are generally 3 percent.  Other members of our staff, who are dedicated exclusively to sales, also help with our sales efforts.

Our sales staff is now contacting potential customers around our gallery in Luzhu Township, Taiwan.  However, the geographic range of these efforts will increase as we expand our operations and open additional galleries and complete our internet sales platform.  Using a direct-sales model allows us to penetrate the market without having to spend large amounts of capital before sales are generated.  The highest cost for customer acquisition is the commissions paid on sales.  Our marketing program includes sponsoring art shows, contests, specialized showings, meetings, cocktail parties and other gatherings for the benefit of customers, featured artists and for the promotion of the arts in general.  We also direct potential customers to our website which from time to time features individuals, including art critics, well known in Taiwan and mainland China.

We intend to showcase student artists by holding special exhibits and events in our galleries and in different locations initially in Taiwan and subsequently mainland China and other locations.   Through this means we expect the artists to gain recognition which will allow us to increase prices for their work.

We are also implementing a marketing theme called “Love Taione 100%” to celebrate the 100th anniversary of Taiwan.  The central premise of this program is to select a single piece of art representing each town or region in Taiwan.  This will be accomplished by our sponsorship of art competitions in major towns and cities.  While we expect student artist to participate in the contests, others can do so as well.  The winners of the contest will be selected by a panel of judges chaired by Mr. Wu, a renowned artist who is a UAN consultant.  Through this process, we expect to develop a list of top local artists and we hope to commission them to produce artworks which we will sell in the ordinary course of our business.  This will provide a major source of art and artists for us and we expect our sponsorship of this program will create significant favorable public relations and recognition for us throughout Taiwan.  This program also provides us significant name recognition in Taiwan.  Our effects with respect to the program, together with our website, are our major marketing efforts to date.  Depending on available resources, we hope to increase and diversify our marketing efforts in the future.

PRODUCTION AND FULFILLMENT

Because the artworks that we sell will include customized paintings which will be specially ordered by customers before they are produced and paintings which we will sell on consignment, we believe we will be able to maintain low levels of acquired inventory so as to both reduce our risk and preserve our working capital, which is very limited.  We expect that much of our merchandise will be created after the orders have been placed which eliminates the need to maintain high levels of inventory on hand.  Our strategy includes focusing on art which is pre-sold or readily saleable (either due to price or quality).

STUDENT ARTISTS

Through the efforts of our consultant Yung Chien Wu, we are developing relationships with several well known educational institutions which have excellent art programs such as Fu-Hsin Trade and Art School, National Taiwan Normal University College of Arts, China Academy of Art, China Central Academy of Fine Arts and Sichuan Fine Arts Institute.  Often, art students in these institutions are very talented but have little financial support.  We intend to select the most talented of these students and enter into contracts with them to perform services on our behalf.  Student artists will paint the customized paintings that we sell to our customers in the ordinary course of our business.  Student artists will also provide paintings for us to sell to our clients.  We hope that through this means we will insure a significant inexpensive supply of artworks and insure high quality artists for our customized paintings business.  Lastly, we believe that the relationships that we develop with new artists will form the basis of future relationships with them after they become well known and their art can be sold at higher prices.

CUSTOMERS AND TARGET MARKET

Management believes that the worldwide market for collectibles is between $60 Billion and $120 Billion annually.  With the penetration of the personal computer and the internet into most nations, this market is predicted to grow at a healthy pace over the next two decades.

There is no geographic exclusivity to our business.  Artworks can be sold in any jurisdiction in which there is a current market or where art appreciation can be created.  Although our initial focus will be Taiwan, over time we hope to expand our business into other jurisdictions.

Our customer bases could potentially include everyone who admires fine art.  We believe that both the Taiwan and mainland China markets need to be cultivated and through the programs that we will sponsor, we expect to be able to sponsor an increased awareness of the arts.

BRAND

We believe that image and name is very important to our overall and long term success.  We expect that our relationships with student artists will provide a platform to enhance our operations as the recognition of their talents increase, in part though our efforts.  Student artists will make personal appearances at exhibitions and events to help promote awareness of their work and our brand name.  The name UAN will be supported in all aspects of our marketing, in order to position us as a unique business with quality merchandise within the art community.

GOVERNMENT LAWS AND REGULATIONS

Many of our activities are or may become subject to laws and regulations including, but not limited to, import and export regulations, cultural property ownership laws, data protection and privacy laws, anti-money laundering laws, and value added sales taxes. We do not expect that such regulations will impose a material impediment to our business, but do affect the market generally, and a material adverse change in such regulations could affect our business.

SEASONALITY

Our industry can be subject to seasonal variations in demand. For example, demand in certain markets may be higher during the winter holiday shopping period. Quarterly results may also be materially affected by the timing of the introduction of featured artists and our customized painting offerings may be in highest demand in the spring and early summer months when weddings are more frequent due to weather conditions.  While we do not believe seasonal variations will be significant while we are operating primarily in Taiwan, seasonality may have a greater affect on us as we expand our operations into other areas.  Accordingly, our performance in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.

PATENTS AND TRADEMARKS

We do not currently have any patent or trademark protection.  If we determine it is feasible to file for such trademark protection, we still have no assurance that doing so will prevent competitors from using the same or similar names, marks or concepts.

COMPETITION

There are many companies substantially larger than us that have a head start in cultivating the fine art industry in Taiwan and mainland China.  For example, Sotheby’s and Christie’s each have a presence in these markets and are expanding.  There are also numerous small galleries and dealers in both Taiwan and mainland China which sell artwork.  Most of these companies have greater experience and substantially more financial resources.  The Taiwanese government and various foundations sponsor events which may compete with events which we sponsor.  Furthermore, as we expand our internet platform, we will complete with internet based companies that sell artwork through sites on the internet and potentially artists who either have or will create their own sites.  Competition in our industry is very substantial.  However, in the areas in which we expect to initially operate, many of our competitors are not well organized and have no clear mission.  Some are not reputable and sell low quality merchandise at high prices.  We believe that customer’s awareness of these difficulties will provide us a significant opportunity to succeed, provided that we successfully implement our business model.

EMPLOYEES

As of July 29, 2011, we had 15 full-time employees and 6 individuals who are independent contractors. No employee is represented by a labor union.  We anticipate employing additional personnel as needed for the operation of our business.  Two of our consultants and two of our employees (including our CFO) are responsible for our financial and accounting functions.  We employ a Branch and Assistant Branch Manager in Taiwan (both are Directors of the Company).  Other employees are responsible for our website, the procurement of artworks, the preparation of descriptions and photographs of our artworks, sales, as well as other aspects of our business.  One of our consultants, Yung Chien Wu is well known in the art world and provides us with essential assistance with respect to the creative side of our business.  We also retain, on an as need basis, an interrupter to assist us with language issues.

DESCRIPTION OF PROPERTY

We presently operate out of an office in Three Rivers Michigan, which is provided to us without charge by an entity owned by family members of our Chief Executive Officer, and an art gallery of approximately 7,567 square feet located at Luzhu Township, Taiwan.  Our telephone number is (586) 530-5605.  The initial term of the lease for the art gallery is two years commencing on August 25, 2010, and provides for base rent of NTD 95,000 per month (approximately $3,040 per month USD). We intend to establish additional corporate facilities and art galleries as we expand our operations.

LEGAL PORCEEDINGS

We are not involved in any lawsuit outside the ordinary course of business the disposition of which would have a material effect upon either their results of operations, financial position, or cash flows.

MARKET FOR OUR COMMON STOCK
AND RELATED
STOCKHOLDER MATTERS

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of Common Stock, par value $.0001 per share (the “Common Stock”).  The Common Stock trades on the OTC Bulletin Board under the symbol UCCC.  Our Class B Common Stock traded on the OTC Bulletin Board (the “OTCBB”) until trading was halted on February 1, 2008.  Quarterly high and low bid prices for our Common Stock were as follows for the quarterly periods indicated:

Quarter Ending:

2009 Calendar Year:

3/31/09	6/30/09	9/30/09	12/31/09
$ 0.007	$ 0.0011-$0.007	$ 0.0011-.$0.010	$ 0.00121-$0.003

2010 Calendar Year:

3/31/10	6/30/10	9/30/10	12/31/10
$0.020 - $0.021	$0.005 - $0.005	$0.010 - $0.51	$0.10 - $2.00

2011 Calendar Year:

3/31/11
$2.00 - $2.90

The quarterly highs and lows are not provided with respect to Class B Common Stock because trading of the Class B Common Stock was halted on February 1, 2008 or for our Class A Units, Class B Units, Class Z Warrants and Class W Warrants each of which trade infrequently and sporadically on the OTCBB.

As of July 29, 2011 the last closing bid price for our Common Stock was $2.93 per share.

Security Holders

On the close of business on July 29, 2011, taking into account the 10 for 1 reverse split of our Common Stock, there were 53,672,708 shares of our Common Stock outstanding, which were held of record by approximately 22 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

DIVIDEND POLICY

The Company has not declared or paid any cash dividends on its Common Stock and does not intend to declare or pay any cash dividends in the foreseeable future. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company’s earnings, if any, its capital requirements and financial condition and such other factors as the Board of Directors may consider.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company does not have any equity compensation plans or any individual compensation arrangements with respect to its Common Stock or preferred stock. The issuance of any of our common or preferred stock is within the discretion of our Board of Directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

Transfer Agent and Registrar

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULT OF OPERATIONS

Year Ended December 31, 2010 and December 31, 2009

We generated revenues of $166,944 for the year ended December 31, 2010 as compared to $0 for the year ended December 31, 2009 in which we had no operations.  For the year ended December 31, 2010 we realized a net operating loss of $203,295 as compared to a net operating loss of $54,668 incurred in year ended December 31, 2009. Included in the 2010 loss were operating expenses relating to the operation of our new business of $135,657 as compared to operating expenses of $0.00 during 2009, for which period we had no operations.  These operating expenses include salaries and wages, facilities rent, and amortization of leasehold improvements.

General and administrative expenses incurred were in the amount of $218,009 for the year ended December 31, 2010, compared to $53,157 for the year ended December 31, 2009, an increase of $164,852. The increase in our general and administrative expenses is predominately due to initial expenses related to the start-up of our business including professional fees, consulting fees and fees related to our operations as a public company.

Balance Sheet Discussion

As of December 31, 2010, our total assets were $1,120,732, total current liabilities were $311,818 and shareholders’ equity (deficit) was $808,914 compared to $15,575, $12,112 and $(20,537), respectively, as of December 31, 2009.  Current assets at December 31, 2010 were $914,469 including cash and cash equivalents of $377,433 and inventory of $504,000 compared to $15,575, $15,575 and $0, respectively, at December 31, 2009.  Included in total assets as of December 31, 2010 are net fixed assets of $206,263.

As of December 31, 2010, total liabilities were $311,818 consisting of notes payable to shareholders of $200,000, and accounts payable and accrued expenses of $85,848.  At December 31, 2009, total liabilities were $36,112 consisting of accounts payable and accrued expenses of $12,112 and a note payable of $24,000.

The significant increase in liabilities for the twelve months ending December 31, 2010 compared to December 31, 2009 resulted from leasing and opening our art gallery in Taiwan, expenses related to the commencement of our business, and expenses related to equity transactions, loans, and advances from shareholders to fund the foregoing.

The net cash used in our operating activities in the twelve month period ending December 31, 2010 was $(613,297), an increase of $529,980 from that used in the twelve month period ending December 31, 2009.  This net increase in cash used was affected primarily by various items related to our business, including loss from operations, and inventory acquisitions.

Cash and cash equivalents as of December 31, 2010, increased by $361,858, as compared to December 31, 2009.  Net cash provided by financing activities in the twelve month period ended December 31, 2010 was $1,225,688, compared to $56,082 from the twelve  month period ended December 31, 2009, the increase in which primarily  resulted from our 2010 Private Placement, loans and advances from shareholders offset in part by the repayment of a portion thereof.

Three months ended March 31, 2011 and March 31, 2010

Net sales were approximately $316,822 for the three months ended March 31, 2011 compared to net sales of $0 for the three month ended March 31, 2010, during which latter period we were not engaged in our business.  Our cost of sales for the three month period ending March 31, 2011 was $38,844.  We realized a gross margin during that period $278,038.

Our operating expenses for the three month period ended March 31, 2011 was $142,905, including salaries and related expenses of $32,000, travel in the amount of $25,000, consulting fees of $12,000, rent in the amount of $11,000 and amortization of leasehold improvements of $31,000.  Since we were not engaged in a trade or business during the three month period ending March 31, 2010, we had no operating expenses during such period.

Selling, general and administrative expenses amounted to $52,164 for the three months ended March 31, 2011, compared to $4,426 for the three months ended March 31, 2010, an increase of $47,738. The increase in selling, general and administrative expenses for the three months ended March 31, 2011, is predominately due to expenses related to our business including salaries, rent, amortization of leasehold improvements and fees related to our operations as a public company.  We were not in business during the quarter that ended March 31, 2010.

Balance Sheet Discussion

As of March 31, 2011 and December 31, 2010

As of March 31, 2011, our total assets were $1,235,080, total liabilities were $372,122 and shareholders’ deficit was $(2,189,757) compared to $1,120,732, $311,818 and $(2,244,587), respectively, as of December 31, 2010.  Current assets at March 31, 2011 were $42,810 including cash and cash equivalents of $512,685 and inventory of $504,000 compared to $914,469, $377,433 and $504,000, respectively, at December 31, 2010.  Included in total assets as of March 31, 2011 are leasehold improvements, net of amortization, of $175,585 and other assets of $42,810.

As of March 31, 2011, our total liabilities and our current liabilities were $372,122 consisting of note payable to shareholder of $200,000, advances from shareholders of $31.464, and accounts payable and accrued expenses of $140.658.  At December 31, 2010, total liabilities and current liabilities were $311,818 consisting of accounts payable and accrued expenses of $85,848.

The significant increase in our liabilities for the three months ending March 31, 2011 compared to December 31, 2010 resulted from expenses related to our business, expenses related to  the registration statement we filed with the Securities and Exchange Commission on March 10, 2011 and loans and advances from shareholders to fund the foregoing .

The net cash provided by our operating activities in the three month period ending March 31, 2011 was $130,544, an increase of $132,946 from that used in the three month period ending March 31, 2010, which net increase was affected primarily by various items related to our business, i.e., inventory acquisitions and accounts payable.

Cash and cash equivalents for the three months ending March 31, 2011, increased by $135,252, as compared to December 31, 2010.  Net cash provided by financing activities in the three month period ended March 31, 2011 was $5,494, compared to $0 from the three month period ended March 31, 2010.

Liquidity and Capital Resources

We have sustained accumulated deficit of $2,189,757.  However, we realized income of $54,830 for the period ending March 31, 2011, the second full quarter since the commencement of our business.  We incurred a loss of $203,295 during the fourth quarter of 2010, the first full quarter of the operation of our business.

As of March 31, 2011, the Company had total assets of $1,235,080 including cash and cash equivalents of $512,685. This compares with assets of $1,120,732, including cash and cash equivalents of $377,433 as of December 31, 2010. The Company’s current liabilities as of March 31, 2011 totaling $372,122 is comprised of accrued expenses of $108,425 and $231,464 in loans and advances from certain of our stockholders. This compares to the Company’s current liabilities as of December 31, 2010 of $311,818, comprised of accrued expenses of $43,878 and loans and advances of $225,970. The Company can provide no assurance that it can continue to satisfy its cash requirements for at least the next twelve months.

On July 23, 2010, two shareholders, one of which is, David Chen-Te Yen, our President and Chairman of our Board of Directors, lent the Company an aggregate of $500,000 ($300,000 of which was from David Chen-Te Yen and $200,000 of which was from Yuan-Hao Chang) which amounts are evidenced by demand promissory notes bearing interest at the rate of 8% per annum, compounded daily. A portion of these funds was used to implement our new business plan, $200,000 of this amount remained outstanding on March 31, 2011. In order for the Company to successfully engage in this or any business, we may need to raise additional capital, which there is no assurance can be accomplished.

During the period commencing October 21, 2010 and ended November 1, 2010 we completed an “off shore” private placement of 50,000,000 shares of our common stock at a price of $0.02 per share generating gross proceeds of approximately $1,000,000 (the “2010 Private Placement”). In order for us to implement our entire business plan, depending on the results of our operations, we may need to raise additional capital, which there is no assurance can be accomplished.

Given that we began our business in August of 2010, we have a limited operating history from which we can evaluate trends other factors that may affect our business.  Certainly, we will be affected by economic conditions in Taiwan. However, we believe there is an increasing customer appreciation for art works in Asia, particularly in Taiwan and in China. We believe that the market for art works in Taiwan has great potential. However, our primary challenge is to tap that market with the limited capital we have available. Therefore, our initial focus is to expand our business in ways that do not require significant capital expenditures and to create name recognition for the Company through the promotion of the arts in general, which we expect to accomplish through our sponsorship of art shows, exhibitions, and contests, our relationships with feature artists and through our internet programs.  We hope to fund continuing operations and grow our business with the income we generate from operations.  If our operations are profitable we will not have to raise additional funds to continue our operating during the next 12 months.  However, there can be no assurance that we will not incur operating losses in the future or if we do the amount of the losses that we will incur.  We realize that if we incur operating losses in the future our ability to continue as a going concern will be jeopardized, since there can be no assurance that we will be able to successfully raise additional funds to continue operating.  We are therefore trying to be very selective when it comes to cash expenditures.

Critical Accounting Policies

In presenting our financial statements in conformity with generally accepted accounting principles, we are required to make estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it could result in a material adverse impact to our consolidated results of operations, financial position and liquidity. We believe that the estimates and assumptions we used when preparing our financial statements were the most appropriate at that time. Presented below are those accounting policies that we believe require subjective and complex judgments that could potentially affect reported results. However, the majority of our businesses operate in environments where we pay a fee for a service performed, and therefore the results of the majority of our recurring operations are recorded in our financial statements using accounting policies that are not particularly subjective, nor complex .

CASH AND CASH EQUIVALENTS — Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

CONCENTRATION OF CREDIT RISK —Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

NET INCOME PER SHARE —Net income (loss) per share is computed based on the weighted average number of shares of common stock and, prior to its redemption, Class B common stock outstanding.

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase common stock and the UPO are antidilutive, they have been excluded from the Company’s computation of net income (loss) per share.

FAIR VALUE OF FINANCIAL INSTRUMENTS — FASB ASC Topic 820, “Fair Value measurement and Disclosures”, an Accounting Standard Update. In September 2009, the FASB issued this Update to amendments to Subtopic 82010, “Fair Value Measurements and Disclosures”. Overall, for the fair value measurement of investments in certain entities that calculates net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be made by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in GAAP on investments in debt and equity securities in paragraph 320-10-50-lB. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The amendments in this Update apply to all reporting entities that hold an investment that is required or permitted to be measured or disclosed at fair value on a recurring or non recurring basis and, as of the reporting entity’s measurement date, if the investment meets certain criteria The amendments in this Update are effective for the interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.

FIXED ASSETS– Leasehold improvements are recorded at cost and are amortized over the length of the lease.   As the Company opens new art galleries, additional real estate operating leases will be initiated. No early termination costs or reserves have been recorded

INVENTORY – Consists principally of finished art pieces held for sale. These are recorded at the lower of cost or net realizable value.  We perform an in-depth market value analysis of the inventory using independent art experts to ensure that inventory costs do not exceed the market value of inventory. Our market value estimates will vary with consumer spending patterns. At December 31, 2010 no reserve for inventory write down was recorded.

REVENUES – The Company has two principal sources of revenue. Revenues related to the direct sale of art pieces and commissions on sale of art pieces on consignment. The company recognizes revenues at the time goods are delivered to the customers.

USE OF ESTIMATES —The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SEGMENT REPORTING — The Company reports all operations under one business segment, the sale of works of art. No single customer accounted for more than 10% of the company’s revenues. Year 2010 operations were conducted principally in Taiwan.

FOREIGN CURRENCY TRANSLATIONS — The Company’s functional currency is US dollars. Since commencing operations in July 2010, no material currency gain or loss has been realized or unrealized.

NEW ACCOUNTING PRONOUNCEMENTS — The adoption of these accounting standards had the following impact on the Company’s statements of income and financial condition:

FASB ASC Topic 855, “Subsequent Events”.  In May 2009, the FASB issued FASB ASC Topic 855, which establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Statement sets forth : (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This FASB ASC Topic should be applied to the accounting and disclosure of subsequent events. This FASB ASC Topic does not apply to subsequent events or transactions that are within the scope of other applicable accounting standards that provide different guidance on the accounting treatment for subsequent events or transactions. This FASB ASC Topic was effective for interim and annual periods ending after June 15, 2009, which was June 30, 2009 for the Corporation. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC Topic 105, “The FASB Accounting Standard Codification and the Hierarchy of Generally Accepted Accounting Principles”. In June 2009, the FASB issued FASB ASC Topic 105, which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this FASB ASC Topic, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-SEC accounting literature not included in the Codification will become non-authoritative. This FASB ASC Topic identify the sources of accounting principles and the framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP. Also, arranged these sources of GAAP in a hierarchy for users to apply accordingly. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and non-authoritative. This FASB ASC Topic was effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this topic did not have a material impact on the Company’s disclosure of the financial statements.

FASB ASC Topic 320, “Recognition and Presentation of Other-Than-Temporary Impairments”. In April 2009, the FASB issued FASB ASC Topic 320 amended the other-than-temporary impairment guidance in GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This FASB ASC Topic did not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FASB ASC Topic was effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. This FASB ASC Topic does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FASB ASC Topic requires comparative disclosures only for periods ending after initial adoption. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC Topic 860, “Accounting for Transfer of Financial Asset”. In June 2009, the FASB issued additional guidance under FASB ASC Topic 860, “ Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities" , which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. The Board undertook this project to address (i) practices that have developed since the issuance of FASB ASC Topic 860, that are not consistent with the original intent and key requirements of that statement and (ii) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets. This additional guidance must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This additional guidance must be applied to transfers occurring on or after the effective date. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC Topic 810, “Variables Interest Entities ”. In June 2009, the FASB issued FASB ASC Topic 810, which requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has both of the following characteristics: (i)The power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (ii)The obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity’s economic performance. This FASB Topic requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, which was based on determining which enterprise absorbs the majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both. This FASB ASC Topic shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC Topic 740, “Income Taxes”, an Accounting Standard Update. In September 2009, the FASB issued this Update to address the need for additional implementation guidance on accounting for uncertainty in income taxes. The guidance answers the following questions: (i) Is the income tax paid by the entity attributable to the entity or its owners? (ii) What constitutes a tax position for a pass-through entity or a tax-exempt not-for-profit entity? (iii) How should accounting for uncertainty in income taxes be applied when a group of related entities comprise both taxable and nontaxable entities? In addition, this Updated decided to eliminate the disclosures required by paragraph 740-10-50-15(a) through (b) for nonpublic entities. The implementation guidance will apply to financial statements of nongovernmental entities that are presented in conformity with GAAP. The disclosure amendments will apply only to nonpublic entities as defined in Section 740-10-20. For entities that are currently applying the standards for accounting for uncertainty in income taxes, the guidance and disclosure amendments were effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB issued ASU 2010-9 Subsequent Events (Topic 855) -  Amendments to Certain Recognition and Disclosure Requirements in February 2010 ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB issued ASU 2010-6 Improving Disclosures about Fair Measurements in January 2010 ("ASU 2010-6"). ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for interim and annual periods ending after December 15, 2010. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the Company’s financial statements

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We do not hold instruments that are sensitive to changes in interest rates, foreign currency exchange rates or commodity prices. Therefore, we believe that we are not materially exposed to market risks resulting from fluctuations from such rates or prices.  Currency and exchange rate fluctuations will directly effect and may negatively impact our financial results and our operational results since we operate in foreign countries.

CHANGES IN AND DIAGREEMENTS WITH ACCOUNTANTS ON ACCORDING AND FINANCIAL DISCLOSURE

On October 11, 2010, we dismissed Gruber & Company, LLC (“Gruber”) as our independent certified public accountants. The decision was approved by our Board of Directors.

During the Company’s fiscal year ended December 31, 2009 and the subsequent interim periods preceding the termination, there were no disagreements with Gruber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Gruber would have caused Gruber to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

The resignation of Gruber and the appointment of Yichien Yeh, CPA of Oakland Gardens, New York (“Yeh CPA”) as our independent registered public accounting firm were approved by our Board of Directors and reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 12, 2010.

We provided Gruber with a copy of the disclosure in our Form 8-K reporting the dismissal of Gruber and Gruber furnished the SEC with a letter stating its agreement with our statements in Item 4.01(a) of that Current Report on Form 8-K, which letter was filed as Exhibit 16.1 to that Form 8-K.

Effective October 11, 2010, Yeh CPA was engaged as our new independent registered accounting firm.  During the two most recent fiscal years and the interim period preceding the engagement of Yeh CPA, we have not consulted with Yeh CPA regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

We experienced a change in control on June 30, 2010, both at the stockholder and director levels as the result of the purchase of 35,095,100 (pre-reverse split) shares of our Common Stock, approximately 95.6 percent of our Common Stock which was issued and outstanding on that date, by 8 persons and the simultaneous reconstitution of our Board of Directors (collectively, the “Transactions”). On June 30, 2010, upon the closing of the Transactions, pursuant to the terms of a stock purchase agreement executed in connection with the sale and purchase of the subject shares (the “SPA”), our board of directors, which then consisted of Ralph Sheridan, Paul Sonkin and John Mallon, appointed David Chen-Te Yen, Wan-Fang Liu, Tzu-Yung Hsu, Ming-Cheng Lin, Syuan-Jhu Lin and Parsh Patel to our board of directors, effective upon the resignation of Ralph S. Sheridan, Paul Sonkin and John C. Mallon as members of our board of directors.  David Chen-Te Yen and Parsh Patel were appointed to serve as Class I members of the Board of Directors of the Company.  Syuan-Jhu Lin and Wan-Fang Liu were appointed to serve as Class II members of the Board of Directors of the Company. Tzu Yung Hsu was appointed to serve as a Class III member of the Board of Directors of the Company.

Ralph Sheridan, who was our President, Chief Executive Officer, Secretary and a director, John Mallon, who was a director and Paul Sonkin, who was a director, thereupon resigned from their respective director and officer positions. Because of the change in the composition of our board of directors and the sale of securities pursuant to the SPA, there was a change of control of our Company on June 30, 2010.

Our new Board of Directors appointed David Chen-Te Yen as our President and the Chairman of our board of directors and Parsh Patel as our Chief Executive Officer and Secretary.  I-Kai was subsequently appointed our Chief Financial Officer.

The biographies of our Directors and Executive Officers are as follows:

Name	Age	Positions and Offices

Mr. David Chen-Te Yen	45	President, Chairman and Director
11th FL, 185
Ming Yo 11 Street
Tao Yuan, Taiwan

Mr. Parsh Patel	57	Chief Executive Officer, Secretary; and Director
43677 Nebel Trail, Clinton
Township, Michigan 48083

Mr. I-Kai Su	30	Chief Financial Officer
No.5, Ln3, Jinlong Rd.
Longtan Township
Tao Yuan, Taiwan

Ms. Syuan-Jhu Lin	50	Director and Taiwan Branch Office Assistant Manager
8 FL-2, 116 Liu Chuan East Road, Sec. 2
Taichung, Taiwan

Ms. Wan-Fang Liu	44	Director
11th FL, 185,
Ming Yo 11 Street
Tao Yuan, Taiwan

Mr. Tzu-Yung Hsu	40	Director and Taiwan Branch Office Manager
Tzu-Yung Hsu
81, Fu Shan Street
Tao Yuan, Taiwan

Mr. David Chen-Te Yen has been our President and the Chairman of our Board of Directors since June 30, 2010.  Since July, 2007, Mr. Yen  has served as the Chief Executive Officer  ( Asian Division) of  Mineral Mining Corporation (a Colorado Public company listed on the Frankfurt Exchange) where his responsibilities include overseeing the company’s Asian operations, including merger and acquisitions, business development, planning, and administration. From 2003-2007 , Mr. Yen  served as the Chief Executive Officer of  De Yi Biotech Ltd., which  manufactures  environmental friendly containers and kitchen equipment (disposable bowls and dishes, etc.).   In addition to his responsibilities for day to day operations of the Company, Mr. Yen focused on   business development and research and development. From 1992-2003,  he  served as the  Chief Operating Officer of  Long Yen Funeral Services, which is the  largest crematory company in Taiwan, where he was responsible for the day to day operations of the  company. Mr. Yen was awarded a B. S. Degree from Taipei College of Maritime Technology. Mr. Yen has significant business connections in both the United States and East Asia which should be helpful to the Company in the future.

Mr. Parsh Patel has been our Chief Executive Officer and member of our Board of Directors since June 30, 2010.  Since 2008, Mr. Patel has served as Chief Technical Director of Android Inc. in Auburn Hills, Michigan.   From 2005 to 2008, he served as Chief Technical Officer of Avanti Systems, Inc. and while stationed in Taipei Taiwan and in ShangHai China he was responsible for manufacturing quality control and sequenced delivery.  Mr. Patel has over 20 years of business and system development and analyses experience with an emphasis on the design, development, and deployment of large-scale real-time transaction processing systems and applications.   Mr. Patel was awarded a B.S. in Chemistry and Mathematics from Grand Valley State University in 1975.  Mr. Patel has substantial experience in IT which should be helpful to the Company in the future.

Ms. Syuan-Jhu Lin has been a member of our Board of Directors since June 30, 2010.  Ms. Lin serves as the assistant manager of the branch office we recently formed in Taiwan. Since 2004, Ms. Lin   has served as the Chief Executive Officer of Espoir Nature, Inc., a cosmetic and herbal medicine company based in Taiwan where she is responsible for the day to day operations of the company.  She was awarded a B.S. in accounting from National Open University in Taiwan.  Ms. Lin’s experience in with day to day business operations should be helpful to the Company in the future.

Ms. Wan-Fang Liu has been a member of Board of Directors since June 30, 2010. Since 2004, Ms. Liu has served as the President of Natural Beauty Inc. of ShenZhen, China. Ms. Liu is in charge of the day to day operations of this company whose main products are cosmetics and other beauty products. The company,   headquartered in   Hong Kong, is a public company listed on the Hong Kong exchange.  Ms. Liu’s experience with day to day business operations should be helpful to the Company in the future.

Mr. Tzu-Yung Hsu has been a member of Board of Directors since June 30, 2010. Mr. Hsu serves as the manager of the branch office we recently formed in Taiwan. Since 1998, Mr. Hsu has served as the Chief Executive Officer of Guo-Xun Marketing Consultant, Inc. The main focus of the company is web design, IT services, marketing and consulting for small to medium sized companies from various industries in Taiwan.  Mr. Hsu’s business experience, particularly in sales and marketing, should be helpful to the Company in the future.

Mr. I-Kai Su has been our Chief Financial Officer since October 11, 2010. From 2009 to July 2010, Mr. Su served as Financial Officer of Minerals Mining Co., Ltd., Asia division where his responsibilities included banking, other financial activities, and client relationships. From June 2008 to February 2009, Mr. Su served as stock broker for IBT Securities. From January 2008 to February 2008, Mr. Su served as a loan officer for Cathay United Bank where his responsibilities included marketing of loans, credit cards, funds, and insurance. From March 2007 through December 2007, Mr. Su worked for Nan-Shan Life Co., as an insurance officer proving advice to clients with respect to investment linked insurance products, life insurance and other insurance related products.  Prior to that, Mr. Su attended the University of Wollongong from which he was awarded a Master Degree in Finance. While pursing his education, Mr. Su worked part time in the real estate field doing market research and monitoring real estate investment possibilities in Australia for Lou Yin Zhen Land and Law Agent Office.

The following consultants make a significant contribution to the Company’s business.

Mr. Yung Chien Wu has been our Chief Art Consultant since August 1, 2010. From 2006 to July 2010, Mr. Wu has served as representative of Yoken Corporation Identity Co., Ltd. in Shang-Hai (a consulting firm specializing in creation and maintenance of corporate branding and images) where his responsibilities included overseeing the firm’s operations, planning, and administration.  From 2004-2005, Mr. Wu served as an adviser to MD Corporation Identity Co., Ltd. where his responsibilities included brand management and developing and maintaining the corporation’s image.  He also was responsible for specific projects.  Mr. Wu also owns and operates a consulting firm, Yong Jian Corporate Image Planning & Consulting Ltd.  Mr. Wu designed “Hai-Bao” the mascot of the Shanghi Expo, the 2010 world’s fair.  Mr. Wu has also taught art and design in several well-know universities in China. Through teaching, Mr. Wu has developed relationships with university staff and many up and coming young artists. Mr. Wu is well known designer and artist in mainland China and Taiwan.

Mr. Yuan-Hao Chang, has been our Public Relation Consultant since June 30, 2010.  Because he travels a great deal, he also coordinates some of the Company’s activities on behalf of the Company’s officers and Board of Directors.  Mr. Chang is an entertainer well known as an actor and singer in Taiwan and mainland China.  Since 2007, Mr. Chang has been the host of a weekly television show in Taiwan.  Mr. Chang has many connections in the art and entertainment industries which we expect will be of assistance to us.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, BOARD COMMITTEES AND CORPORATE GOVERNANCE

BOARD COMPOSITION

Our Board of Directors consists of five (5) directors. The Company is not a listed issuer whose securities are listed on a national securities exchange, or an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. Under NASDAQ Rule 5605(a) (2) (A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, our directors, David Chen-Te Yen, Parsh Patel, Syuan-Jhu Lin and Tzu-Yung Hsu would not be considered independent as they also serve as either executive officers or employees of the Company. Our director Wan-Fang Liu would be considered independent. Presently we are not required to comply with the director independence requirements of any national securities exchange.  Prior to having our securities listed on any national securities exchange, we would appoint directors that meet the independence requirements of the applicable exchange.

COMMITTEES OF THE BOARD

Since the Company's Common Stock is quoted on the OTC Bulletin Board, the Board has no immediate plans or need to establish an audit committee with a financial expert or a compensation committee to determine guidelines for determining the compensation of its executive officers or directors. For similar reasons, the Company has not adopted a written policy for considering recommendations from stockholders for candidates to serve as directors or with respect to communications from stockholders.

BOARD MEETINGS AND STOCKHOLDER COMMUNICATIONS

The Board conducted all of its business and approved all corporate actions during the fiscal year ended December 31, 2010 by the unanimous written consent of its members, in the absence of formal board meetings.  Holders of the Company’s securities can send communications to the board via mail or telephone to the President at the Company’s principal executive offices.  The Company has not yet established a policy with respect to Board members’ attendance at the annual meetings.  A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President at the address appearing on the first page of this Information Statement.

Family Relationships

None.

Conflicts of Interest

We are not aware of any current conflicts of interest between our officers and directors, and us.  However, certain potential conflicts of interests may arise in the future.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons may continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our stockholders will have any right to require participation in such other activities.

Further, because we may transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

 Term of Office

Our directors are appointed for a three-year term. Our officers are appointed by our board of directors and hold office until removed by the board.  All officers and directors listed above will remain in office until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors.

Compliance With Section 16(A) Of The Exchange Act.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities, to file report of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership Securities).  Directors, executive officers and beneficial owners of more than 10 percent of the Company’s Common Stock are required by SEC regulations to provide the Company with copies of all Section 16(a) forms that they file.  Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that each current officer, director and beneficial owner of 10 percent or more of the Company’s securities filed a Form 3 with the SEC and has reported on Form 4 changes of ownership since such filing and that all of such persons has complied with the Section 16(a) filing requirements applicable to them.

CODE OF ETHICS

The Company has adopted a written code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer and any persons performing similar functions. The Company will provide a copy of its code of ethics to any person without charge upon written request addressed to 209 E. Big Beaver Road, Suite 200, Troy, MI 48083.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table shows for fiscal years ended December 31, 2010 and 2009, respectively, certain compensation awarded or paid to, or earned by, our prior President and Chief Executive Officer (the "Named Executive Officer”).

None of our executive officers earned more than $100,000 in salary and bonus for the 2010 or 2009 fiscal years. We did not grant options to acquire shares of our Common Stock to them during the period indicated.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Parsh Patel (1) Chief Executive Officer, Secretary and Director	2010	$13,500	$—	$—	$—	$13,500
Ralph Sheridan	2010	$—	$—	$—	$—	$—
President; Chief Executive Officer; Secretary and Director (2)	2009	$—	$—	$—	$—	$—

(1)  Mr. Patel has served as our Chief Executive Officer since the consummation of the Transaction on June 30, 2010.

(2)  Mr. Sheridan served as our President until the consummation of the Transaction on June 30, 2010.

Director Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2010 and 2009 by members of board of directors.

		Fees	Stock	Option (5)	Non-Equity Incentive	Non- qualified Deferred Comp	All other	Total

David Chen-Te Yen	2010						—	—
	2009						—	—

Parsh Patel (1)	2010						13,500	13,500
	2009

Syuan-Jhu Lin (1)	2010						10,000	10,000
	2009

Wan-Fang Liu	2010						—	—
	2009						—	—

Tzu-Yung Hsu (1)	2010						10,000	10,000
	2009

Ralph Sheridan (2)	2010						—	—
	2009

(1)	The compensation listed herein relates to services rendered to the Company by the named individuals unrelated to their services as members of the Company’s Board of Directors.

(2)	Mr. Sheridan served as our President, Chief Executive Officer and a director until the consummation of the Transaction on June 30, 2010.

INCENTIVE PLANS

We have not adopted a stock incentive or similar plan.

PENSION BENEFITS

There were no pension benefit plans in effect in 2010 or 2009.

NONQUALIFIED DEFINED CONTRIBURTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

There were no nonqualified defined contributions or other nonqualified deferred compensation plans in effect in 2010 or 2009.

OPTION GRANTS IN LAST FISCAL YEAR

We did not grant to the Named Executive Officer, or any other person options to purchase shares in fiscal 2010 or 2009.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

None of our officers held options to purchase shares of our Common Stock during fiscal 2010 or 2009.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with Mr. Su, our Chief Financial Officer, and Mr. Hsu and Ms. Lin who serve as the manager and assistant manager of the branch office we recently formed in Taiwan. Mr. Su's, salary is  $2,000 per month, and he is eligible for bonus payments as may be determined in the sole discretion of the Company's Board of Directors.  Mr.  Su's employment may be terminated on one month's notice or the payment of one month's salary in lieu of notice.  Ms. Lin's and Mr. Hsu's salary is $2,500 per month and their contracts contain the bonus and termination provisions which apply in the case of Mr. Su.  We have entered into employment agreements with each of our other employees, other than Parsh Patel our Chief Executive Officer and David Chen-Te Yen, our President and Chairman of our Board of Directors.  Each of these agreements may be terminated on 30-days notice by either party.  The highest fixed salary paid to any employee of the Company is $4,500 per month.

DIRECTOR COMPENSATION

We have not compensated our Board members for their participation on the Board and do not have any standard or other arrangements for compensating them for such services.   We may issue shares of our Common Stock or options to acquire shares of our Common Stock to members of our Board of Directors in consideration for their services as members of our Board of Directors.  We do expect to reimburse Directors for expenses incurred in connection with their attendance at meetings of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 29, 2011, certain information regarding the ownership of our voting securities by each stockholder known to our management to be (i) the beneficial owner of more than 5 percent of our outstanding Common Stock, (ii) our Directors, (iii) our named executive officers, and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Percentage of ownership is based on 52,672,708 shares of Common Stock issued and outstanding at July 29, 2011, plus, as to the holder thereof only and no other person, the number of shares of Common Stock which may be acquired on conversion of our preferred stock or are subject to options, warrants and convertible debentures exercisable or convertible within 60 days of  July 29, 2011 by that person.

Name and Address of Beneficial Owner	Number of Shares of Beneficial Owner	Percent of Class
5 percent or Greater Stockholders:

David Chen-Te Yen (1)	22,570,000	42.1%
11th Fl, 185, Ming Yo, 11th Street
Tao Yuan, Taiwan

Parsh Patel (2)	100,000	* %
2095 E. Big Beaver Road
Suite 200
Troy, MI 48083

Syuan-Jhu Lin (3)	1,650,000	3.0%
11th Fl, 185, Ming Yo, 11th Street
Tao Yuan, Taiwan

Wan-Fang Liu (4)	1,650,000	3.0%
11th Fl, 185, Ming Yo, 11th Street
Tao Yuan, Taiwan

Tzu Yung Hsu (5)	1,650,000	3.0%
81, Fu Shan Street
Tao Yuan, Taiwan

I-Kai Su (6)	-0-	-0-
No.5, Ln3, Jinlong Rd.
Longtan Township
Tao Yuan, Taiwan

All directors and executive officers as a group (6 persons):	27,620,000	51.5%

(1)	David Chen-Te Yen is the Company’s President and Chairman of the Board.

(2)	Parsh Patel is the Company’s Chief Executive Officer, Secretary and a Director. Mr. Patel disclaims beneficial ownership of 10,000 shares owned by his son.

(3)	Syuan-Jhu Lin is a Director of the Company and serves as the assistant manager of our branch office in Taiwan.

(4)	Wan-Fang Liu is a Director of the Company.

(5)	Tzu Yung Hsu is a Director of the Company and serves as the manager of our branch office in Taiwan.

(6)	I-Kai Su is the Company’s Chief Financial Officer.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND RELATED PARTY TRANSACTIONS

On May 12, 2009, the Company, received loans in the aggregate amount of $24,000, of $6,000 from each of Ralph Sheridan (an officer and director of the Company until June 30, 2010), William McCluskey (an owner of more than 5 percent of our Common Stock until June 30, 2010), Hummingbird Value Fund, LLP (affiliated with an owner of more than 5 percent of our Common Stock until June 30, 2010) and FI Investment Group, LLC (an owner of more than 5 percent of our Common Stock until June 30, 2010)(the “Noteholders”).  The Company issued promissory notes (the “Notes”) to each of the Noteholders, pursuant to which the principal amounts thereunder accrued interest at an annual rate of 10 percent, and such principal and all accrued interest was due and payable on or before the earlier of (i) May 12, 2017 or (ii) the date the Company consummated a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the company would cease to be a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).  The Notes were cancelled upon the closing of the Transactions.

On June 18, 2009, the Company repurchased an aggregate of 1,200,000 shares of its Common Stock from HCFP Brenner Holdings, LLC (“HCFP”) for an aggregate purchase price equal to $30,000 and pursuant to the terms and conditions contained in that certain repurchase agreement (the “Repurchase Agreement”).  HCFP was the underwriter in the Company’s initial public offering. The Repurchase Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 24, 2009.

On June 18, 2009, the Company sold 1,200,000 shares of its Common Stock, to Tarsier Nanocap Value Fund LP.  The Company sold such shares of Common Stock to Tarsier for an aggregate purchase price equal to $30,000. The Purchase Agreement related to this transaction is filed as Exhibit 10.2 to the Company’s Current report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2009.

On November 13, 2009, the Company offered and sold an aggregate of 30,000,000 shares of Common Stock for an aggregate purchase price of $30,000, to Ralph S. Sheridan, an officer and director of the Company and three of the Company’s stockholders, William McCluskey, Tarsier Nanocap Value Funds, L.P. and FI Investment Group, LLC, each of which owned more than 5 percent of our Common Stock until June 30, 2010, pursuant to the terms and conditions set forth in the form of common stock purchase agreement, attached as Exhibit 10.3 to the Company’s Form 10-Q filed for the quarter ended September 30, 2009.

On July 23, 2010, two stockholders, one of which, David Chen-Te Yen owns approximately 42.1 percent of our Common Stock, lent the Company an aggregate of $500,000 ($300,000 of which was from David Chen-Te Yen)which amounts are evidenced by demand promissory notes bearing interest at the rate of 8 percent per annum, compounded daily.  The loan from Mr. Yen was repaid in December, 2010; interest due on the loan of $8,482 remained outstanding on December 31, 2010.

Each member of our Board of Directors (two of which Mr. Patel and Mr. Yen are also executive officers of the Company) acquired shares or our Common Stock in our 2010 Private Placement as follows: (i) David Chen-Te Yen, 20,000,000 shares for $400,000, (ii) Parsh Patel, 100,000 shares for $2,000, (iii) Syuan-Jhu Lin, Wan-Fang Liu and Tzu Yung Hsu, 1,500,000 shares for $30,000.

We have entered into employment agreements with Mr. Su, our Chief Financial Officer, and Mr. Hsu and Ms. Lin who serve as the manager and assistant manager of the branch office we recently formed in Taiwan.  Each of these agreements may be terminated on 30-days notice by either party.

We paid compensation to three of our directors during 2010.  This information described herein on the chart appearing under the caption “Director Compensation”.

Review, approval or ratification of transactions with related persons

Currently, we do not have formal policies and procedures for the review, approval, or ratification of transactions with related persons.  However, our board carefully reviews all transactions between the Company and related persons to determine whether the relationship is in the best interest of the Company and that the terms of any agreement are no less favorable to the Company then they would be if the relationship was with an unrelated third party.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Our Board of Directors consists of five (5) directors. The Company is not a listed issuer whose securities are listed on a national securities exchange, or an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. Under NASDAQ Rule 5605(a) (2) (A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, our directors, David Chen-Te Yen, Parsh Patel, Syuan-Jhu Lin and Tzu-Yung Hsu would not be considered independent as they also serve as either executive officers or employees of the Company. Our director Wan-Fang Liu would be considered independent. Presently we are not required to comply with the director independence requirements of any national securities exchange.  Prior to having our securities listed on any national securities exchange, we would appoint directors that meet the independence requirements of the applicable exchange.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our certificate of incorporation provides that we will indemnify, including for attorney’s fees and other expenses, to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of our company or serves or served at our request as a director, officer, partner, employee or trustee of another corporation or entity or enterprise.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys’ fees which are not advanced under the provisions of our certificate of incorporation) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

We may enter into agreements to indemnify our directors, officers and employees, in addition to the indemnification provided for in our certificate of incorporation. These agreements, among other things, could indemnify our directors and officers for certain expenses (including advancing expenses for attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director, officer or employee of the Company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. In addition, we may, in the future, secure insurance providing indemnification for our directors and officers for certain liabilities. We believe that these indemnification provisions and agreements and related insurance are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

***

THIS GOES ON SEPARATE PAGE STARTING AT F-1 TO BE FOLLOWED BY FINANCIALS

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2010

PAGE	F-2/F-3	REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-4	BALANCE SHEETS

PAGE	F-5	STATEMENTS OF OPERATIONS

PAGE	F-6	STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

PAGE	F-7	STATEMENTS OF CASH FLOWS

PAGE	F-8/F-19	NOTES TO FINANCIAL STATEMENTS

UNAUDITED INTERIM FINANCIAL STATEMENTS FOR THE PERIOD ENDED MARCH 31, 2011

PAGE	F-21	BALANCE SHEETS

PAGE	F-22	STATEMENTS OF OPERATIONS

PAGE	F-23	STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

PAGE	F-24	STATEMENTS OF CASH FLOWS

PAGE	F-25/F-33	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
UAN Cultural & Creative Co., Ltd.

We have audited the accompanying balance sheet of UAN Cultural & Creative Co., Ltd. (formerly Good Harbor Partners Acquisition Corp.)  (the “Company”) as of December 31, 2009 and the related statements of operations, stockholders’ equity and cash flows for the year ended  December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UAN Cultural & Creative Co., Ltd. (formerly Good Harbor Partners Acquisition Corp.) as of December 31, 2009, and the results of its operations and its cash flows for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Gruber & Company, LLC

Gruber & Company, LLC

Lake Saint Louis, Missouri

March 1, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of UAN Culture and Creative Co, Ltd.

We have audited the accompanying balance sheet of UAN Culture and Creative Co, Ltd. as of December 31, 2010 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2010. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UAN Culture and Creative Co, Ltd. as of December 31, 2010, and the results of operations and cash flows for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

Yichien Yeh, CPA
Oakland Gardens, N.Y.
March 1, 2011

UAN Cultural & Creative Co., Ltd.

Balance Sheets

	As of	As of
	December 31, 2010	December 31, 2009
ASSETS

Current Assets:
Cash and cash equivalents	$377,433	$15,575
Inventory	504,000	-
Advance to officers and shareholders (Note 9)	28,036	-
Other assets	5,000	-
Total current assets	$914,469	$15,575

Fixed assets, net	206,263	-

Total assets	$1,120,732	$15,575

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$41,970	$-
Accrued expenses (Note 9)	43,878	12,112
Demand Note Payable to shareholders (Note 9)	200,000	-
Advances from Director and shareholders (Note 9)	25,970	-

Total current liabilities	311,818	12,112

Long Term Promissory Notes Payable (Note 6)	0	24,000

Commitments (Note 5)

Stockholders' Equity (Notes 2, 6, 7 and 8):

Preferred stock, par value $.0001 per share, 5,000 shares authorized, 0 shares issued	-	-
Common stock, par value $.0001 per share, 100,000,000 shares authorized, 53,672,708 and 3,672,708 shares issued and outstanding on December 31, 2010 and 2009, respectively.	5,367	367
Common stock, Class B, par value $.0001 per share, 12,000,000 shares authorized, 0 shares issued and outstanding	-	-
Additional paid-in-capital	3,078,134	2,050,388
Deficit accumulated	(2,244,587)	(2,041,292)
Treasury Stock, 120,000 common shares	(30,000)	(30,000)

Total stockholders' equity (deficit)	808,914	(20,537)

Total liabilities and stockholders' equity	$1,120,732	$15,575

See Notes To Financial Statements

UAN Cultural & Creative Co., Ltd.

Statements of Operations

	For the year ended
	December 31, 2010	December 31, 2009

Revenue	$166,944	$-

Operating expenses:
Operating expenses	135,657	-
General & administrative expenses (Note 4 and 5)	218,009	53,157
Interest expense	16,573	1,511

Loss from operations	(203,295)	(54,668)

(Loss) before provision for income taxes	(203,295)	(54,668)

Provision for income taxes (Note 4)	-	-

Net (Loss)	$(203,295)	$(54,668)

Accretion relating to Class B common stock subject to conversion	-	-

Net (Loss) attributable to common stockholders	$(203,295)	$(54,668)

Weighted average Class B common shares outstanding subject to conversion, basic and diluted	-	-

Net (Loss) per Class B common share subject to conversion, basic and diluted	$-	$-

Weighted average number of common shares outstanding, basic and diluted	12,636,106	595,010

Net (Loss) per share, basic and diluted	$(0.02)	$(0.09)

See Notes To Financial Statements

UAN Cultural & Creative Co., Ltd.

Statements of Stockholders Equity (Deficit)

					Additional
	Common Stock		Common Stock, Class B		Paid -In	Treasury	Earnings (deficit)
	Shares	Amount	Shares	Amount	Capital	Stock	accumulated	Total
Balance, December 31, 2007	192,708	$7	10,580,000	$1,058	$1,749,690	$	$(1,664,829)	$85,926

Net loss for the period	-	-	-	-	-		(183,252)	(183,252)
Reclassification of interest earned on trust account to additional paid-in capital (Note 1)	-	-	-	-	138,544		(138,544)	-
Reclassification of Class B common stock value subject to redemption to current liability (Note 1)	-	-	-	-	(138,544)		-	(138,544)
Sale of common shares - Proceeds of $120,000 (Note 7)	240,000	24			119,976			120,000
Conversion of notes to common stock - Proceeds of $120,000 (Note 7)	240,000	24			119,976			120,000
Return and cancellation of Class B Common Stock	-	-	(10,580,000)	(1,058)	1,058		-	-

Balance, December 31, 2008	672,708	$55	-	$-	$1,990,700	$	$(1,986,625)	$4,130

Net loss for the period	-	-	-	-	-	-	(54,667)	(54,667)
Sale of common shares - Proceeds of $30,000 (Note 7)	120,000	12	-	-	29,988	-	-	30,000
Sale of common shares - Proceeds of $30,000 (Note 7)	3,000,000	300	-	-	29,700	-	-	30,000
Repurchase of common shares - 120,000 shares (Note 7)	(120,000)	-	-	-		(30,000)	-	(30,000)

Balance, December 31, 2009	3,672,708	$367	-	$-	$2,050,388	$(30,000)	$(2,041,292)	$(20,537)

Net loss for the period							(203,295)	(203,295)
Sale of common shares - Proceeds of $999,718 (Note 7)	50,000,000	5,000			994,718			999,718
Capital contribution - cancellation of notes payable and accrued expense					33,028			33,028

Balance, December 31, 2010	53,672,708	$5,367	-	$-	$3,078,134	$(30,000)	$(2,244,587)	$808,914

See Notes to Financial Statements

UAN Cultural & Creative Co., Ltd.

Statements of Cash Flows

	For the year ended December 31, 2010	For the year ended December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) for the period	$(203,295)	$(54,667)
Amortization expense	44,271	-
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on Trust Fund	-	-
Income related to stock repuchase	-	(2,082)
Accrued expenses converted to capital	9,027	-
Changes in operating assets and liabilities:
(Increase) in other current assets	(33,036)	-
(Increase) in inventory	(504,000)	-
Increase (decrease) in accounts payable & accrued expenses	73,736	(26,568)

Net cash used in operating activities	(613,297)	(83,317)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of leasehold improvements and equipment	(250,533)	-

Net cash used in investing activities	(250,533)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Convertible Notes	-	24,000
Proceeds from the issuance of common stock	999,718	60,000
Procceds from demand notes payable	500,000	-
Advances from shareholders	25,970	-
Repayment of Demand Notes Payable	(300,000)	-
Repurchase of Treasury Shares	-	(27,918)

Net cash provided by financing activities	1,225,688	56,082

Net increase (decrease) in cash and cash equivalents	361,858	(27,235)

Cash and cash equivalents
Beginning of period	15,575	42,810

End of period	$377,433	$15,575

Supplemental disclosure of non-cash financing activities:

Interest paid	$-	$-

Cancellation of Convertible Notes	$24,000	$-

Repurchase of 120,000 common shares	$-	$27,918

See Notes To Financial Statements

UAN CULTURAL & CREATIVE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
For the years ended December 31, 2010 and 2009

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

UAN Cultural & Creative Co., Ltd (formerly named Good Harbor Partners Acquisition Corp). (the “Company”) was incorporated in Delaware on August 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the security industry (a “Target Business”). All activity from inception (August 10, 2005) through the Company’s initial public offering on March 15, 2006 was related to the Company's formation and capital raising activities. Activities since the Company’s initial public offering and prior to June 30, 2010 related to the identification and investigation of a Target Businesses. The company’s plan had been to identify a quality investment opportunity in an operating business, not limited to the security industry, which could benefit from a reverse merger transaction to become a publicly traded company and to subsequently utilize the public equity markets to finance its growth strategy.

Organization
The registration statement for the Company’s initial public offering (“Offering”) was declared effective on March 8, 2006. The Company consummated the Offering of 500,000 series A Units (the “Series A Units” or a “Series A Unit”) and 4,600,000 Series B Units (the “Series B Units” or a “Series B Unit”) on March 15, 2006. On March 20, 2006, the Company consummated the closing of an additional 75,000 Series A Units and 690,000 Series B Units which were subject to the over-allotment option. The Offering generated total net proceeds of approximately $54.9 million of which $53,429,000 was placed in Trust. The Company’s management had broad authority with respect to the application of the proceeds of such offering although substantially all of the proceeds of such offering were intended to be applied generally toward consummating a merger, capital stock exchange, asset acquisition or other similar transaction with a Target Business (a “Business Combination”). Pending such a Business Combination, substantially all of the proceeds of any initial public offering would be held in trust (“Trust Fund”) to be returned to the holders of Class B common stock if a Business Combination was not contracted in 18 months (September 15, 2007), or consummated in 24 months (March 15, 2008), subsequent to the initial public offering (the “Target Business Acquisition Period).

Both the Company’s common stock and Class B common stock had one vote per share. However, the Class B stockholders could, and the common stockholders could not, vote in connection with a Business Combination. Since a Business Combination was not consummated during the Target Business Acquisition Period, the Trust Fund was distributed pro-rata to all of the Class B common stockholders and their Class B common shares were cancelled and returned to the status of authorized but unissued shares. Common stockholders did not receive any of the proceeds from the Trust Fund.

On November 15, 2007, the Company announced its termination of its previously announced letters of intent for business combinations in the security industry. As a result the Company instituted plans to distribute the amount held in the Trust Fund to its Class B stockholders and $11,270,801 of Class B common stock subject to conversion (including accretion of $326,188 during 2007) was reclassified to current liabilities.

At a Special Meeting held on January 31, 2008, the Company’s stockholders voted to distribute the Trust Fund for the benefit of its Class B Common Stockholders of record as of January 31, 2008 as soon as possible. The vote had the automatic effect of immediately canceling all Class B shares and converting them into rights to receive a pro rata share of the Trust Fund distribution. Accordingly, the Company’s Class B Units were mandatorily separated into their component parts: two warrants to purchase Common Stock and rights to receive the distribution on two Class B shares. On February 7, 2008, an amount of $56,660,364 comprised of $53,429,000 of proceeds from the Company’s initial public offering placed in Trust and $3,231,364 of interest earned thereon, ($5.36 per Class B share) was distributed to Class B shareholders. Effective as of the close of business February 8, 2008, the Company’s Class B Common Stock and Class B Units were no longer quoted on the OTC BB and were no longer traded or be tradable.

In addition, the Company’s remaining Common stockholders voted to remove the blank check company restrictions from the Company’s charter, allowing the Company to continue its corporate existence beyond its scheduled termination date of March 15, 2008.

On June 30, 2010, a change of control of the Company occurred. Pursuant to a Stock Purchase Agreement (the “SPA”), Ralph S. Sheridan, the President and a Director of the Company, Paul Sonkin, the Secretary and a Director of the Company, and other individuals (“Sellers”) each who were the beneficial owners of 10% or more of the outstanding Common Stock of the Company sold a total of 35,095,100 pre-Reverse Split shares of Common Stock of the Company (the “Transactions”) to eight new individuals (the “Purchasers”). Pursuant to the terms of the Stock Purchase Agreement, the Sellers sold an aggregate of 35,095,100 pre-Reverse Split shares of the Company’s outstanding Common Stock for an aggregate purchase price of $450,000. As a condition to the closing of the Transaction, all Promissory Notes and related accrued interest ($33,028 in total) due to the Sellers by the company prior to this agreement were cancelled by the Sellers and recorded as additional paid in capital on the books of the company. In addition, the Seller paid from the proceeds received under the agreement $151,000 in expenses associated with the transaction. Neither the proceeds received by the Sellers (sale between two “individuals”) nor the expenses associated with the transaction are recorded on the books of the company. Immediately following the transaction, the company had no assets or liabilities nor had it incurred any debt in relation to the transaction. One of the Purchasers, David Chen-Te Yen, acquired 25,700,000 pre-Reverse Split shares or approximately 71.5% of the Company’s outstanding common stock. Pursuant to the SPA, the Purchasers acquired an aggregate of approximately 95.6% of the outstanding voting Common Stock of the Company.

In connection with the transactions, under the terms of the SPA, we experienced a change in our Board of Directors. On June 30, 2010, upon the closing of the Transactions, our board of directors, which then consisted of Ralph Sheridan, Paul Sonkin and John Mallon, appointed David Chen-Te Yen, Wan-Fang Liu, Tzu-Yung Hsu, Ming-Cheng Lin, Syuan-Jhu Lin and Parsh Patel to our Board of Directors, effective upon the resignation of Ralph S. Sheridan, Paul Sonkin and John C. Mallon as members of our Board of Directors. David Chen-Te Yen and Parsh Patel were appointed to serve as Class I members of the Board of Directors of the Company. Syuan-Jhu Lin and Wan-Fang Liu were appointed to serve as Class II members of the Board of Directors of the Company. Tzu Yung Hsu was appointed to serve as a Class III member of the Board of Directors of the Company.

Ralph Sheridan, who was our President, Chief Executive Officer, Secretary and a Director, John Mallon, who was a Director and Paul Sonkin, who was a Director, thereupon resigned from their respective Director and Officer positions. Because of the change in the composition of our Board of Directors and the sale of securities pursuant to the SPA, there was a change of control of our Company on June 30, 2010.

Our new Board of Directors appointed David Chen-Te Yen as our President and the Chairman of our Board of Directors and Parsh Patel as our Chief Executive Officer and Secretary.

Under the direction of our new Board of Directors, the Company has initiated a business involving the sale of authentic and high quality works of art, including paintings, sculptures, and antiques initially in Taiwan. On August 27, 2010 the company approved the change of its name to UAN Cultural & Creative Co., Ltd. In addition, amendments of the company’s Amended and Restated Certificate of Incorporation were approved to effect a ten-for-one reverse split of the issued and outstanding shares of common stock and to repeal a provision which prohibits stockholders of the Company from taking any action by written consent in lieu of a meeting.

NOTE 2—OFFERING

In the Offering, effective March 8, 2006, the Company sold to the public an aggregate of 575,000 Series A Units and 5,290,000 Series B Units at a price of $8.50 and $10.10 per unit pre reverse split, respectively. Proceeds from the initial public offering totaled approximately $54.9 million, which was net of approximately $3.4 million in underwriting and other expenses. Each Series A Unit consists of two shares of the Company's common stock, and ten Class Z Warrants (a “Class Z Warrant”). Each Series B Unit consists of two shares of the Company's Class B common stock, and two Class W Warrants (a “Class W Warrant”).

The Class Z Warrants will expire on March 7, 2013 or earlier upon redemption. The class W Warrants will expire on March 7, 2011. The Company may redeem the outstanding Class W Warrants and/or Class Z Warrants with the prior consent of HCFP/Brenner Securities LLC (“HCFP”), the representative of the underwriters of the Offering, in whole and not in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days' prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $75.00 per share and $87.50 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

At the closing of this offering, the Company sold to HCFP the underwriters for an aggregate of $100, an option (the “Underwriter's Purchase Option” or “UPO”) to purchase up to a total of 25,000 additional Series A Units and/or 230,000 additional Series B Units.

The exercise price and number of shares of Common Stock issuable on exercise of the Class W warrants and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. Such adjustment occurred as a result of the 1 for 10 reverse split of the Company’s Common Stock affected on August 27, 2010 (the “Reverse Split”) and the number of shares of Common Stock purchasable under the Class W and Class Z warrants reduced tenfold and the exercise prices increased tenfold. However, the Class W warrants and Class Z warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS — Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

CONCENTRATION OF CREDIT RISK —Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

NET (LOSS) PER SHARE —Net (loss) per share is computed based on the weighted average number of shares of common stock and, prior to its redemption, Class B common stock outstanding.

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase common stock and the UPO are antidilutive, they have been excluded from the Company’s computation of net  (loss) per share.

The computational components of basis and diluted earnings (loss) per share from continuing operations are as follows:

	Numerator (Income / Loss)	Denominator (Shares)
2010 Basic Earnings (loss) per share	$(203,295)	12,636,106
Common Stock Equivalents arising from Class W and Class Z Warrants	0	2,128,000
Common Stock underlying underwriters purchase option	0	71,000
Diluted earnings per share 2010	$(203,295)	14,835,106

2009 Basic Earnings (loss) per share	$(54,668)	595,010
Common Stock Equivalents arising from Class W and Class Z Warrants	0	2,128,000
Common Stock underlying underwriters purchase option	0	71,000
Diluted earnings per share 2009	$(54,668)	2,794,010

FAIR VALUE OF FINANCIAL INSTRUMENTS — FASB ASC Topic 820, “Fair Value measurement and Disclosures”, an Accounting Standard Update. In September 2009, the FASB issued this Update to amendments to Subtopic 82010, “Fair Value Measurements and Disclosures”. Overall, for the fair value measurement of investments in certain entities that calculates net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be made by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in GAAP on investments in debt and equity securities in paragraph 320-10-50-lB. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The amendments in this Update apply to all reporting entities that hold an investment that is required or permitted to be measured or disclosed at fair value on a recurring or non recurring basis and, as of the reporting entity’s measurement date, if the investment meets certain criteria The amendments in this Update are effective for the interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.

FIXED ASSETS– Leasehold improvements are recorded at cost and are amortized over the length of the lease which is a two year period beginning in August 2010. Machinery and equipment are amortized on a straight-line basis over a three to five year period. Details of balance of fixed assets at December 31, 2010 are as follows:

	December 31, 2010	December 31, 2009
Leasehold Improvements	$250,000	$-
Machinery & Equipment	534	-
	250,534	-
Accumulated Depreciation & Amortization	44,271	-
Net Fixed Assets	$206,263	$-

INVENTORY – Consists principally of finished art pieces held for sale valued at the specific-cost to purchase each piece. These are recorded in inventory at the lower of the specifically-identified-cost of each piece (or average cost per piece when purchased in lots of two or greater) or net realizable value at December 31, 2010. There were fourteen (14) pieces of finished art in the $504,000 of inventory at December 31, 2010. As art is sold, amounts removed from inventory are the same specific cost values at the time of purchase.

REVENUES – The Company has two principal sources of revenue. Revenues related to the direct sale of art pieces from inventory and commissions on sale of art pieces sold on a consignment basis. The company recognizes revenues at the time goods are delivered to the customers. All revenues in year 2010 were for art pieces sold on consignment. In the year 2010, twenty-nine (29) pieces were sold on a consignment basis. Commissions earned on a consignment sales average 50% of the end sale price of the art.

LEASES - The company leases building space related to its initial art gallery in Taiwan and has determined that this lease is an operating lease, given that the lease meets none of the criteria for capitalization under Accounting Standards (ASC 840-20).  This gallery lease agreement is for the period of August 2010 to July 2012.  Rent costs and related expenses are realized on a monthly basis as specified in the agreement.

USE OF ESTIMATES —The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SEGMENT REPORTING — The company reports all operations under one business segment, the sale of works of art. No single customer accounted for more than 10% of the company’s revenues. Year 2010 operations were conducted principally in Taiwan.

FOREIGN CURRENCY TRANSLATIONS — The functional currency of the Company's branch in Taiwan is the New Taiwan Dollar (“NTD”) and its reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect on the date of the transactions. Exchange gains or losses on transactions are included in earnings.

The combined financial statements of the Company are translated into U.S. dollars in accordance with the standard, “Foreign Currency Translation,” codified in ASC 830, using rates of exchange at the end of the period for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency combining financial statements into U.S. dollars are included in determining comprehensive income. The exchange rates used to translate amounts in NTD into U.S. dollars for the purposes of preparing the combined financial statements were as follows:  As of December 31, 2010, the Company used the period-end rates of exchange for assets and liabilities of $1.00 US to NTD 30.00. For the year ended December 31, 2010, the Company used the period’s average rate of exchange to convert revenues, costs, and expenses of $1.00 US to NTD 30.00. The Company used historical rates for equity. Since commencing operations in July 2010, no material currency gain or loss has been realized or unrealized.

NEW ACCOUNTING PRONOUNCEMENTS — The adoption of these accounting standards had the following impact on the Company’s statements of income and financial condition:

FASB ASC Topic 855, “Subsequent Events”. In May 2009, the FASB issued FASB ASC Topic 855, which establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Statement sets forth : (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This FASB ASC Topic should be applied to the accounting and disclosure of subsequent events. This FASB ASC Topic does not apply to subsequent events or transactions that are within the scope of other applicable accounting standards that provide different guidance on the accounting treatment for subsequent events or transactions. This FASB ASC Topic was effective for interim and annual periods ending after June 15, 2009, which was June 30, 2009 for the Corporation. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC Topic 105, “The FASB Accounting Standard Codification and the Hierarchy of Generally Accepted Accounting Principles”. In June 2009, the FASB issued FASB ASC Topic 105, which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this FASB ASC Topic, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-SEC accounting literature not included in the Codification will become non-authoritative. This FASB ASC Topic identify the sources of accounting principles and the framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP. Also, arranged these sources of GAAP in a hierarchy for users to apply accordingly. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and non-authoritative. This FASB ASC Topic was effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this topic did not have a material impact on the Company’s disclosure of the financial statements.

FASB ASC Topic 320, “Recognition and Presentation of Other-Than-Temporary Impairments”. In April 2009, the FASB issued FASB ASC Topic 320 amended the other-than-temporary impairment guidance in GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This FASB ASC Topic did not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FASB ASC Topic was effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. This FASB ASC Topic does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FASB ASC Topic requires comparative disclosures only for periods ending after initial adoption. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC Topic 860, “Accounting for Transfer of Financial Asset”. In June 2009, the FASB issued additional guidance under FASB ASC Topic 860, “ Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities" , which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. The Board undertook this project to address (i) practices that have developed since the issuance of FASB ASC Topic 860, that are not consistent with the original intent and key requirements of that statement and (ii) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets. This additional guidance must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This additional guidance must be applied to transfers occurring on or after the effective date. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC Topic 810, “Variables Interest Entities ”. In June 2009, the FASB issued FASB ASC Topic 810, which requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has both of the following characteristics: (i)The power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (ii)The obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity’s economic performance. This FASB Topic requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, which was based on determining which enterprise absorbs the majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both. This FASB ASC Topic shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB ASC Topic 740, “Income Taxes”, an Accounting Standard Update. In September 2009, the FASB issued this Update to address the need for additional implementation guidance on accounting for uncertainty in income taxes. The guidance answers the following questions: (i) Is the income tax paid by the entity attributable to the entity or its owners? (ii) What constitutes a tax position for a pass-through entity or a tax-exempt not-for-profit entity? (iii) How should accounting for uncertainty in income taxes be applied when a group of related entities comprise both taxable and nontaxable entities? In addition, this Updated decided to eliminate the disclosures required by paragraph 740-10-50-15(a) through (b) for nonpublic entities. The implementation guidance will apply to financial statements of nongovernmental entities that are presented in conformity with GAAP. The disclosure amendments will apply only to nonpublic entities as defined in Section 740-10-20. For entities that are currently applying the standards for accounting for uncertainty in income taxes, the guidance and disclosure amendments were effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB issued ASU 2010-9 Subsequent Events (Topic 855) -  Amendments to Certain Recognition and Disclosure Requirements in February 2010 ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB issued ASU 2010-6 Improving Disclosures about Fair Measurements in January 2010 ("ASU 2010-6"). ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for interim and annual periods ending after December 15, 2010. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

NOTE 4—TAXES

Income Taxes
The Company has US based cumulative tax loss carryforwards (NOLs) of approximately $2,303,251, at December 31, 2010 which are not likely to be fully realized and consequently a full valuation allowance has been established relating to this deferred tax assets. The final portion of the NOL expires in year 2025.

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.  The deferred income tax asset related to the above noted NOL in the amount of $2,303,251 has been reduced by a related valuation allowance of equal amount at December 31, 2010.

There is no current income tax liability at December 31, 2010.

Franchise taxes incurred in the State of Delaware of $1,125 and $306 for the years ended December 31, 2010 and 2009, respectively.

NOTE 5—COMMITMENTS

Solicitation Services
The Company has engaged HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Class W Warrants and Class Z Warrants. In consideration for solicitation services, the Company will pay HCFP a commission equal to 5% of the exercise price for each Class W Warrant and Class Z Warrant exercised after March 8, 2007 if the exercise is solicited by HCFP. No solicitation services have been provided to date.

Operating Leases
In August 23, 2010 the company entered into two year a real estate operating lease for it’s initial gallery location in Taiwan. Rental expense under this agreement was $13,062 in the year ended December 31, 2010. Future aggregate minimum lease payments will be as follows:

Year	$
2011	$35,600
2012	23,000
$58,600

NOTE 6—PROMISSORY NOTES – STOCKHOLDERS

On May 12, 2009, three individuals and Ralph S. Sheridan, each loaned the Company $6,000 (total proceeds $24,000). The Company issued promissory notes (each a “Note” and together, the “Notes”) to the individuals and Mr. Sheridan, pursuant to which the principal and interest amounts thereunder are due and payable on May 12, 2017 (the “Maturity Date”). The notes bear interest of 10% annually.

On June 30, 2010 the above noted $24,000 promissory notes and related accrued interest were cancelled as part of the Stock Purchase Agreement outlined in Note 1 – Organization and Business Operations.

On July 23, 2010, two shareholders, one of which, David Chen-Te Yen which at the time owned approximately 71.5% of our common stock, lent the Company an aggregate of $500,000 ($300,000 of which was from David Chen-Te Yen)which amounts are evidenced by demand promissory notes bearing interest at the rate of 8% per annum, compounded daily. On December 3, 2010, $300,000 of these demand notes were repaid.

NOTE 7—CAPITAL STOCK

Preferred Stock
The Company is authorized to issue up to 5,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock and Class B Common Stock
The Company’s articles of incorporate were amended to increase the authorization to issue shares of common stock from 80,000,000 to 100,000,000 on August 27, 2010. This amendment also affected a 1 for 10 Reverse Split of the Company’s Common Stock. As a result of the Reverse Split, as of September 30 2010, there are 3,672,708 shares of the Company's common stock issued and outstanding and 120,000 shares of common stock held in treasury.

On November 1, 2010 the Company completed an “off-shore” private offering of its common stock (par value $.0001 per share) to investors who qualify as “Non U.S. Persons” under Regulation S of the Securities Act of 1933. This offering for 50,000,000 shares of Common Stock at a price of $0.02 per share has generated gross proceeds to the Company of $999,718. David Chen-Te Yen, Director, at the time of this transaction owned approximately 42.0% of our common stock,

As of December 31, 2010, there are 44,150,490 shares of common stock available for future issuance, after appropriate reserves for the issuance of common stock in connection with the Class W Warrants and Class Z Warrants, the Underwriters Purchase Option and the officer’s and director’s Class W Warrants and Class Z Warrants. The Company currently has no commitments to issue any shares of common stock.

On June 18, 2009 the Company raised $30,000 through the sale of 1,200,000 pre-Reverse Split shares of common stock at a face value of $0.025 per share and a par value of $.0001 per share. The Company applied these funds to the repurchase of common shares noted below.

On June 18, 2009 the Company repurchased an aggregate of 1,200,000 pre-Reverse Split shares of its common stock, par value of $.0001 per share from HCFP Brenner Holdings, LLC for an aggregate purchase price of $30,000. Payment of $27,918 ($30,000 net of expenses) related to this repurchase was made in July 2009. These 120,000 post-Reverse Split shares are now held as treasury shares at December 31, 2010.

On November 13, 2009, the Company offered and sold an aggregate of 30,000,000 pre-Reverse Split shares of Common Stock for an aggregate purchase price equal to $30,000, to Ralph S. Sheridan, an officer and director of the Company and three of the Company's current shareholders, William McCluskey, The Tarsier Nanocap Value Fund, LP and FI Investment Group, LLC pursuant to the terms and conditions set forth in the common stock purchase agreement. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

NOTE 8—WARRANTS AND OPTION TO PURCHASE COMMON STOCK

In addition to shares of Common Stock common outstanding as of December 31, 2010, the following shares of Common Stock, which take into account the Reverse Split, are reserved for issuance pursuant to outstanding warrants:

•
1,633,000 shares of Common Stock underlying the outstanding Class W and Class Z warrants sold in the IPO. Specifically, these shares of Common Stock reserved for issuance relate to 575,000 shares underlying the Class Z warrants and 1,058,000 shares underlying the Class W warrants. We refer to these warrants as the “IPO Warrants.”

•
495,000 shares of Common Stock underlying the outstanding Class W and Class Z warrants issued to former officers and directors of the Company. Specifically, an aggregate of 247,500 Class W warrants and 247,500 Class Z warrants were sold to former officers and directors for an aggregate of $247,500 (or a purchase price of $.05 per warrant). These warrants have the same terms as the other Class Z and Class W warrants, including an exercise price of $50 per share. We refer to these warrants as the “Affiliate Warrants.”

•
71,000 shares of Common Stock underlying the outstanding IPO underwriter’s purchase option. The terms of this option, which we refer to as the “Underwriter’s Purchase Option,” are described in more detail below.

Class W Warrants
Each Class W warrant entitles the registered holder to purchase one share of our Common Stock at a price of $50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a Business Combination as further described in the IPO registration statement; and

•	March 8, 2007.

The Class W warrants will expire on March 7, 2011.

Class Z Warrants
Each Class Z warrant entitles the registered holder to purchase one share of our Common Stock at a price of $50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a Business Combination as further described in the IPO registration statement; and

•	March 8, 2007.

The Class Z warrants will expire on March 7, 2013.

The exercise price and number of shares of Common Stock issuable on exercise of the Class W warrants and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. Such adjustment occurred as a result of the 1 for 10 reverse split of the Company’s Common Stock effected on August 27, 2010 (the “Reverse Split”) and the number of shares of Common Stock purchasable under the Class W and Class Z warrants reduced tenfold and the exercise prices increased tenfold. However, the Class W warrants and Class Z warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

No warrants will be exercisable unless at the time of exercise a prospectus relating to Common Stock issuable upon exercise of the warrants is current and the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However we have not done so, since we do not believe it to be likely that the warrants will be exercised given the current price of our Common Stock is significantly below the exercise price of the warrants.

No fractional shares will be issued upon exercise of the Class W warrants or the Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

NOTE 9 — RELATED PARTIES

At December 31, 2010 the company had advanced to Mr. Parsh Patel (Chief Executive Officer and shareholder of the company) $28,036 (on a non-interest bearing basis) to initiate US operations. The company expects this amount to be expended in supporting expansion activities in 2011.

At December 31, 2010 David Chen-Te Yen (Chairman, Director and 42% shareholder of the company) had advanced the company $25,970 (on a non-interest bearing basis) to support the initial Taiwan operations. Repayment is due upon demand.

In July 2010 Mr. David Chen-Te Yen (Chairman, Director and 42% shareholder of the company) loaned the company
$300,000 in demand notes bearing interest at 8%. This demand note was repaid on December 3, 2010. The related accrued interest of $8,482 (Included in accrued expenses) remains unpaid at December 31, 2010.

In July 2010 Mr. Yuan-Ho Chang (Shareholder and consultant to the company), loaned the company $200,000 in demand notes bearing interest at 8%. The related accrued interest of $6,882 (Included in accrued expenses) is unpaid at December 31, 2010.

NOTE 10 — SUBSEQUENT EVENTS REVIEW

The Company has evaluated all subsequent events through March 7, 2011.

NOTE 11 – UNAUDITED QUARTERLY FINANCIAL DATA

Financial data for the years ended December 31, 2010 and 2009:

	For The Three Month Period Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010

Revenue	$-	$-	$24,996	$141,948
Operating expenses:
Operating expenses	-	-	48,124	95,012
General & administrative expenses	3,821	22,634	112,957	71,117
Interest expense	605	605	7,342	8,022
(Loss) from operations	(4,426)	(23,239)	(143,427)	(32,203)
Interest income	-	-	-	-
(Loss) before provision for income taxes	(4,426)	(23,239)	(143,427)	(32,203)
Provision for income taxes	-	-	-	-
Net (Loss)	$(4,426)	$(23,239)	$(143,427)	$(32,203)
Weighted average number of common shares outstanding, basic and diluted	3,595,010	3,595,010	3,595,010	40,261,677
Net (Loss) per share, basic and diluted	$(0.00)	$(0.01)	$(0.04)	$(0.00)

	For The Three Month Period Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009

Revenue	$-	$-	$-	$-
Operating expenses:
Operating expenses	-	-	-	-
General & administrative expenses	16,186	6,849	9,028	21,093
Interest expense	-	303	604	604
(Loss) from operations	(16,186)	(7,152)	(9,632)	(21,697)
Interest income	-	-	-	-
(Loss) before provision for income taxes	(16,186)	(7,152)	(9,632)	(21,697)
Provision for income taxes	-	-	-	-
Net (Loss)	$(16,186)	$(7,152)	$(9,632)	$(21,697)
Weighted average number of common shares outstanding, basic and diluted	595,010	595,010	595,010	595,010
Net (Loss) per share, basic and diluted	$(0.03)	$(0.01)	$(0.02)	$(0.04)

UAN CULTURAL & CREATIVE CO., LTD.

Unaudited Financial Statements
for the period ending March 31, 2011

UAN CULTURAL & CREATIVE CO., LTD
Balance Sheets

	As of	As of
	March 31, 2011	December 31, 2010
	Unaudited	Audited
ASSETS

Current Assets:
Cash and cash equivalents	$512,685	$377,433
Inventory	504,000	504,000
Advance to officer & shareholder (Note 9)	-	28,036
Other assets	42,810	5,000
Total current assets	$1,059,495	$914,469

Fixed assets, net	175,585	206,263

Total assets	$1,235,080	$1,120,732

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$32,233	$41,970
Accrued expenses (Note 9)	108,425	43,878
Demand Note Payable to shareholder (Note 9)	200,000	200,000
Advances from director & shareholder (Note 9)	31,464	25,970

Total current liabilities	372,122	311,818

Long Term Promissory Notes Payable (Note 6)	-	-

Commitments (Note 5)

Stockholders' Equity (Notes 2, 6, 7 and 8):

Preferred stock, par value $.0001 per share,
5,000 shares authorized, 0 shares issued	-	-
Common stock, par value $.0001 per share,
100,000,000 shares authorized, 53,672,708 shares
issued and outstanding on both March 31, 2011
December 31, 2010.	5,367	5,367
Common stock, Class B, par value $.0001 per share,
12,000,000 shares authorized, 0 shares
issued and outstanding	-	-
Additional paid-in-capital	3,078,134	3,078,134
Deficit accumulated	(2,189,757)	(2,244,587)
Accumulated other comprehensivce income(loss)	(786)	-
Treasury Stock, 120,000 common shares	(30,000)	(30,000)

Total stockholders' equity	862,958	808,914

Total liabilities and stockholders' equity	$1,235,080	$1,120,732

See Notes To Condensed Financial Statements

UAN CULTURAL & CREATIVE CO., LTD
Statement of Operations

	For the three months ended
	March 31, 2011	March 31, 2010

Revenue	$316,882	$-

Cost Of Sales	38,844	-

Gross Margin	$278,038	$-
Operating expenses:
Operating expenses	142,905	-
General & administrative expenses (Note 4 and 5)	52,164	4,426
Interest expense	4,001	-

(Loss) from operations	78,968	(4,426)

Interest income	56	-

(Loss) before provision for income taxes	79,024	(4,426)

Provision for income taxes (Note 4)	24,194	-

Net (Loss)	$54,830	$(4,426)

Weighted average number of common shares outstanding, basic and diluted	53,552,708	3,595,010

Net (Loss) per share, basic and diluted	$0.00	$(0.00)

See Notes To Condensed Financial Statements

UAN CULTURAL & CREATIVE CO., LTD
Statement of Stockholders Equity (Deficit)

					Additional			Accumulated Other
	Common Stock		Common Stock, Class B		Paid -In	Treasury	Earnings (deficit)	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Stock	accumulated	Income (Loss)	Total

Balance, August 10, 2005 (inception)	-	$-	-	$-	$-		$-	$-	$-

Issuance of Common Stock to initial stockholder	10	-	-	-	500		-		500
Value of 4,950,000 Warrants at $0.05 Per Warrant	-	-	-	-	247,500		-		247,500
Net loss	-	-	-	-	-		(10,461)		(10,461)

Balance, December 31, 2005	10	-	-	-	248,000		(10,461)	-	237,539

Sale of 575,000 Series A Units, 5,290,000 Series B Units through public offering net of underwriter's discount and offering expenses and net proceeds of $10,680,457 allocable to 2,114,942 shares of common stock, Class B subject to possible conversion	115,000	12	10,580,000	1,058	44,250,128		-		44,251,198

Proceeds from sale of underwriters’ purchase option	-	-	-	-	100		-		100

Accretion relating to Class B common stock subject to possible conversion	-	-	-	-	(264,156)		-		(264,156)

Net income	-	-	-	-	-		905,501		905,501

Balance, December 31, 2006	115,010	12	10,580,000	1,058	44,234,072		895,040	-	45,130,182

Accretion relating to Class B common stock subject to possible conversion	-	-	-	-	(326,188)		-		(326,188)

Net income for the period	-	-	-	-	-		532,950		532,950
Net income from inception to December 31, 2007 before reclassification of interest earned on trust account							1,427,990
Reclassification of interest earned on trust account since inception to additional paid-in capital	-	-	-	-	3,092,819		(3,092,819)
Reclassification of Class B common stock value subject to redemption to current liability	-	-	-	-	(45,251,018)		-		(45,251,018)
Balance, December 31, 2007	192,708	$7	10,580,000	$1,058	$1,749,690	$-	$(1,664,829)	$-	$85,926

Net loss for the period	-	-	-	-	-		(183,252)		(183,252)
Reclassification of interest earned on trust account to additional paid-in capital (Note 1)	-	-	-	-	138,544		(138,544)		-
Reclassification of Class B common stock value subject to redemption to current liability (Note 1)	-	-	-	-	(138,544)		-		(138,544)
Sale of common shares - Proceeds of $120,000 (Note 7)	240,000	24			119,976				120,000
Conversion of notes to common stock - Proceeds of $120,000 (Note 7)	240,000	24			119,976				120,000
Return and cancellation of Class B Common Stock	-	-	(10,580,000)	(1,058)	1,058		-		-

Balance, December 31, 2008	672,708	$55	-	$-	$1,990,700	$-	$(1,986,625)	$-	$4,130

Net loss for the period	-	-	-	-	-	-	(54,667)		(54,667)
Sale of common shares - Proceeds of $30,000 (Note 7)	120,000	12	-	-	29,988	-	-		30,000
Sale of common shares - Proceeds of $30,000 (Note 7)	3,000,000	300	-	-	29,700	-	-		30,000
Repurchase of common shares - 120,000 shares (Note 7)	(120,000)	-	-	-		(30,000)	-		(30,000)

Balance, December 31, 2009	3,672,708	$367	-	$-	$2,050,388	$(30,000)	$(2,041,292)	$-	$(20,537)

Net loss for the period							(203,295)		(203,295)
Sale of common shares - Proceeds of $999,718 (Note 7)	50,000,000	5,000			994,718				999,718
Capital contribution cancellation of notes payable and accrued expense					33,028				33,028

Balance, December 31, 2010 (audited)	53,672,708	$5,367	-	$-	$3,078,134	$(30,000)	$(2,244,587)	$-	$808,914

Net income for the period							54,830		54,830

Foreign currency translation gain(loss)								(786)	(786)

Balance, March 31, 2011 (unaudited)	53,672,708	$5,367	-	$-	$3,078,134	$(30,000)	$(2,189,757)	$(786)	$862,958

See Notes to Condensed Financial Statements

UAN Cultural & Creative Co., Ltd.

Statements of Cash Flows	For the three months ended
Unaudited	March 31, 2011	March 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$54,830	$(4,426)
Amortization expense	30,678	-
Adjustments to reconcile net (loss) to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase) in other current assets	(9,774)	-
Increase (decrease) in accounts payable & accrued expenses	54,810	2,024

Net cash used in operating activities	130,544	(2,402)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from shareholders	5,494	-

Net cash provided by financing activities	5,494	-

Effect of exchange rate change on cash	(786)	-

Net increase (decrease) in cash and cash equivalents	135,252	(2,402)

Cash and cash equivalents
Beginning of period	377,433	15,575

End of period	$512,685	$13,173

Supplemental disclosure of non-cash financing activities:

Interest paid	$-	$-

See Notes To Condensed Financial Statements

UAN CULTURAL & CREATIVE CO., LTD.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

UAN Cultural & Creative Co., Ltd (formerly named Good Harbor Partners Acquisition Corp). (the “Company”) was incorporated in Delaware on August 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the security industry (a “Target Business”). All activity from inception (August 10, 2005) through the Company’s initial public offering on March 15, 2006 was related to the Company's formation and capital raising activities. Activities since the Company’s initial public offering and prior to June 30, 2010 related to the identification and investigation of a Target Businesses. The company’s plan had been to identify a quality investment opportunity in an operating business, not limited to the security industry, which could benefit from a reverse merger transaction to become a publicly traded company and to subsequently utilize the public equity markets to finance its growth strategy.

Organization

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on March 8, 2006. The Company consummated the Offering of 500,000 series A Units (the “Series A Units” or a “Series A Unit”) and 4,600,000 Series B Units (the “Series B Units” or a “Series B Unit”) on March 15, 2006. On March 20, 2006, the Company consummated the closing of an additional 75,000 Series A Units and 690,000 Series B Units which were subject to the over-allotment option. The Offering generated total net proceeds of approximately $54.9 million of which $53,429,000 was placed in Trust. The Company’s management had broad authority with respect to the application of the proceeds of such offering although substantially all of the proceeds of such offering were intended to be applied generally toward consummating a merger, capital stock exchange, asset acquisition or other similar transaction with a Target Business (a “Business Combination”). Pending such a Business Combination, substantially all of the proceeds of any initial public offering would be held in trust (“Trust Fund”) to be returned to the holders of Class B common stock if a Business Combination was not contracted in 18 months (September 15, 2007), or consummated in 24 months (March 15, 2008), subsequent to the initial public offering (the “Target Business Acquisition Period).

Both the Company’s common stock and Class B common stock had one vote per share. However, the Class B stockholders could, and the common stockholders could not, vote in connection with a Business Combination. Since a Business Combination was not consummated during the Target Business Acquisition Period, the Trust Fund was distributed pro-rata to all of the Class B common stockholders and their Class B common shares were cancelled and returned to the status of authorized but unissued shares. Common stockholders did not receive any of the proceeds from the Trust Fund.

On November 15, 2007, the Company announced its termination of its previously announced letters of intent for business combinations in the security industry. As a result the Company instituted plans to distribute the amount held in the Trust Fund to its Class B stockholders and $11,270,801 of Class B common stock subject to conversion (including accretion of $326,188 during 2007) was reclassified to current liabilities.

At a Special Meeting held on January 31, 2008, the Company’s stockholders voted to distribute the Trust Fund for the benefit of its Class B Common Stockholders of record as of January 31, 2008 as soon as possible. The vote had the automatic effect of immediately canceling all Class B shares and converting them into rights to receive a pro rata share of the Trust Fund distribution. Accordingly, the Company’s Class B Units were mandatorily separated into their component parts: two warrants to purchase Common Stock and rights to receive the distribution on two Class B shares. On February 7, 2008, an amount of $56,660,364 comprised of $53,429,000 of proceeds from the Company’s initial public offering placed in Trust and $3,231,364 of interest earned thereon, ($5.36 per Class B share) was distributed to Class B shareholders. Effective as of the close of business February 8, 2008, the Company’s Class B Common Stock and Class B Units were no longer quoted on the OTC BB and were no longer traded or be tradable.

In addition, the Company’s remaining Common stockholders voted to remove the blank check company restrictions from the Company’s charter, allowing the Company to continue its corporate existence beyond its scheduled termination date of March 15, 2008.

On June 30, 2010, a change of control of the Company occurred. Pursuant to a Stock Purchase Agreement (the “SPA”), Ralph S. Sheridan, the President and a Director of the Company, Paul Sonkin, the Secretary and a Director of the Company, and other individuals (“Sellers”) each who were the beneficial owners of 10% or more of the outstanding Common Stock of the Company sold a total of 35,095,100 pre-Reverse Split shares of Common Stock of the Company (the “Transactions”) to eight new individuals (the “Purchasers”). Pursuant to the terms of the Stock Purchase Agreement, the Sellers sold an aggregate of 35,095,100 pre-Reverse Split shares of the Company’s outstanding Common Stock for an aggregate purchase price of $450,000. As a condition to the closing of the Transaction, all Promissory Notes and related accrued interest ($33,028 in total) due to the Sellers by the company prior to this agreement were cancelled by the Sellers and recorded as additional paid in capital on the books of the company. In addition, the Seller paid from the proceeds received under the agreement $151,000 in expenses associated with the transaction. Neither the proceeds received by the Sellers (sale between two “individuals”) nor the expenses associated with the transaction are recorded on the books of the company. Immediately following the transaction, the company had no assets or liabilities nor had it incurred any debt in relation to the transaction. One of the Purchasers, David Chen-Te Yen, acquired 25,700,000 pre-Reverse Split shares or approximately 71.5% of the Company’s outstanding common stock. Pursuant to the SPA, the Purchasers acquired an aggregate of approximately 95.6% of the outstanding voting Common Stock of the Company.

In connection with the transactions, under the terms of the SPA, we experienced a change in our Board of Directors. On June 30, 2010, upon the closing of the Transactions, our board of directors, which then consisted of Ralph Sheridan, Paul Sonkin and John Mallon, appointed David Chen-Te Yen, Wan-Fang Liu, Tzu-Yung Hsu, Ming-Cheng Lin, Syuan-Jhu Lin and Parsh Patel to our Board of Directors, effective upon the resignation of Ralph S. Sheridan, Paul Sonkin and John C. Mallon as members of our Board of Directors. David Chen-Te Yen and Parsh Patel were appointed to serve as Class I members of the Board of Directors of the Company. Syuan-Jhu Lin and Wan-Fang Liu were appointed to serve as Class II members of the Board of Directors of the Company. Tzu Yung Hsu was appointed to serve as a Class III member of the Board of Directors of the Company.

Ralph Sheridan, who was our President, Chief Executive Officer, Secretary and a Director, John Mallon, who was a Director and Paul Sonkin, who was a Director, thereupon resigned from their respective Director and Officer positions. Because of the change in the composition of our Board of Directors and the sale of securities pursuant to the SPA, there was a change of control of our Company on June 30, 2010.

Our new Board of Directors appointed David Chen-Te Yen as our President and the Chairman of our Board of Directors and Parsh Patel as our Chief Executive Officer and Secretary.

Under the direction of our new Board of Directors, the Company has initiated a business involving the sale of authentic and high quality works of art, including paintings, sculptures, and antiques initially in Taiwan. On August 27, 2010 the company approved the change of its name to UAN Cultural & Creative Co., Ltd. In addition, amendments of the company’s Amended and Restated Certificate of Incorporation were approved to effect a ten-for-one reverse split of the issued and outstanding shares of common stock and to repeal a provision which prohibits stockholders of the Company from taking any action by written consent in lieu of a meeting.

Interim financial statements

The accompanying unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the Company’s audited financial statements and footnotes thereto for the year ended December 31, 2010, included in the Company’s Form 10-K filed on March 7, 2011. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The financial statements reflect all adjustments (consisting primarily of normal recurring adjustments) that are, in the opinion of management necessary for a fair presentation of the Company’s financial position and results of operations. The operating results for the three months ended March 31, 2011 are not necessarily indicative of the results to be expected for any other interim period of a future year.

NOTE 2—OFFERING

In the Offering, effective March 8, 2006, the Company sold to the public an aggregate of 575,000 Series A Units and 5,290,000 Series B Units at a price of $8.50 and $10.10 per unit pre reverse split, respectively. Proceeds from the initial public offering totaled approximately $54.9 million, which was net of approximately $3.4 million in underwriting and other expenses. Each Series A Unit consists of two shares of the Company's common stock, and ten Class Z Warrants (a “Class Z Warrant”). Each Series B Unit consists of two shares of the Company's Class B common stock, and two Class W Warrants (a “Class W Warrant”).

The Class Z Warrants will expire on March 7, 2013 or earlier upon redemption. The Class W Warrants expired on March 7, 2011. The Company may redeem the outstanding Class Z Warrants with the prior consent of HCFP/Brenner Securities LLC (“HCFP”), the representative of the underwriters of the Offering, in whole and not in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days' prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $87.50 per share for a Class Z Warrant for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

At the closing of this offering, the Company sold to HCFP the underwriters for an aggregate of $100, an option (the “Underwriter's Purchase Option” or “UPO”) to purchase up to a total of 25,000 additional Series A Units and/or 230,000 additional Series B Units.

The exercise price and number of shares of Common Stock issuable on exercise of the Class W warrants and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. Such adjustment occurred as a result of the 1 for 10 reverse split of the Company’s Common Stock affected on August 27, 2010 (the “Reverse Split”) and the number of shares of Common Stock purchasable under the Class Z warrants reduced tenfold and the exercise prices increased tenfold. However, the Class Z warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
BASIS OF PRESENTATION-The accompanying unaudited financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2010 and notes thereto contained in the Report on Form 10-K of the Company as filed with the United States Securities and Exchange Commission (the “SEC”) on March 7, 2011. Interim results are not necessarily indicative of the results for the full year.
CASH AND CASH EQUIVALENTS — Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

CONCENTRATION OF CREDIT RISK —Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

NET (LOSS) PER SHARE —Net (loss) per share is computed based on the weighted average number of shares of common stock and, prior to its redemption, Class B common stock outstanding.

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase common stock and the UPO are antidilutive, they have been excluded from the Company’s computation of net  (loss) per share.

The computational components of basis and diluted earnings (loss) per share from continuing operations are as follows:

	Numerator (Income / Loss)	Denominator (Shares)
Three months ending March 31, 2011 Basic Earnings (loss) per share	$54,830	53,552,708
Common Stock Equivalents arising from Class Z Warrants	0	822,500
Common Stock underlying underwriters purchase option	0	25,000
Diluted earnings per share 2011	$54,830	54,400,208

Three months ending March 31, 2010 Basic Earnings (loss) per share	($4,426)	3,595,010
Common Stock Equivalents arising from Class W and Class Z Warrants	0	2,128,000
Common Stock underlying underwriters purchase option	0	71,000
Diluted earnings per share 2010	($4,426)	5,794,010

FAIR VALUE OF FINANCIAL INSTRUMENTS — FASB ASC Topic 820, “Fair Value measurement and Disclosures”, an Accounting Standard Update. In September 2009, the FASB issued this Update to amendments to Subtopic 82010, “Fair Value Measurements and Disclosures”. Overall, for the fair value measurement of investments in certain entities that calculates net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be made by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in GAAP on investments in debt and equity securities in paragraph 320-10-50-lB. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The amendments in this Update apply to all reporting entities that hold an investment that is required or permitted to be measured or disclosed at fair value on a recurring or non recurring basis and, as of the reporting entity’s measurement date, if the investment meets certain criteria The amendments in this Update are effective for the interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.

FIXED ASSETS– Leasehold improvements are recorded at cost and are amortized over the length of the lease which is a two year period beginning in August 2010. Machinery and equipment are amortized on a straight-line basis over a three to five year period. Details of balance of fixed assets at March 31, 2011 are as follows:

	March 31, 2011	March 31, 2010
Leasehold Improvements	$250,000	$-
Machinery & Equipment	534	-
	250,534	-
Accumulated Depreciation & Amortization	74,949	-
Net Fixed Assets	$175,585	$-

INVENTORY – Consists principally of finished art pieces held for sale valued at the specific-cost to purchase each piece. These are recorded in inventory at the lower of the specifically-identified-cost of each piece (or average cost per piece when purchased in lots of two or greater) or net realizable value at March 31, 2011. There were fourteen (14) pieces of finished art in the $504,000 of inventory at March 31, 2011. As art is sold, amounts removed from inventory are the same specific cost values at the time of purchase.

REVENUES – The Company has two principal sources of revenue. Revenues related to the direct sale of art pieces from inventory and commissions on sale of art pieces sold on a consignment basis. The company recognizes revenues at the time goods are delivered to the customers. In the three months ended March 31, 2011, seven (7) pieces were sold on a consignment basis and forty-eight (48) pieces were sold from inventory. Commissions earned on a consignment sales average 50% of the end sale price of the art.

LEASES - The company leases building space related to its initial art gallery in Taiwan and has determined that this lease is an operating lease.

USE OF ESTIMATES —The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SEGMENT REPORTING — The company reports all operations under one business segment, the sale of works of art. No single customer accounted for more than 10% of the company’s revenues. Year 2010 and 2011 operations were conducted principally in Taiwan.

FOREIGN CURRENCY TRANSLATIONS — The functional currency of the Company's branch in Taiwan is the New Taiwan Dollar (“NTD”) and its reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect on the date of the transactions. Exchange gains or losses on transactions are included in earnings.

The combined financial statements of the Company are translated into U.S. dollars in accordance with the standard, “Foreign Currency Translation,” codified in ASC 830, using rates of exchange at the end of the period for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency combining financial statements into U.S. dollars are included in determining comprehensive income. At March 31, 2011, the cumulative translation adjustments of ($786), were classified as items of accumulated other comprehensive income (loss) in the stockholders’ equity section of the balance sheet. For the three months ended March 31, 2011, other comprehensive income (loss) was ($786).

The exchange rates used to translate amounts in NTD into U.S. dollars for the purposes of preparing the combined financial statements were as follows:  As of March 31, 2011, the Company used the period-end rates of exchange for assets and liabilities of $1.00 US to NTD 29.4039. For the three months ended March 31, 2011, the Company used the period’s average rate of exchange to convert revenues, costs, and expenses of $1.00 US to NTD 29.3121. The Company used historical rates for equity.

NEW ACCOUNTING PRONOUNCEMENTS — The adoption of these accounting standards had the following impact on the Company’s statements of income and financial condition:

FASB issued ASU 2010-9 Subsequent Events (Topic 855) -  Amendments to Certain Recognition and Disclosure Requirements in February 2010 ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

FASB issued ASU 2010-6 Improving Disclosures about Fair Measurements in January 2010 ("ASU 2010-6"). ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for interim and annual periods ending after December 15, 2010. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

NOTE 4—TAXES

Income Taxes
The Company has US based cumulative tax loss carryforwards (NOLs) of approximately $2,303,251 at December 31, 2010, which are not likely to be fully realized and consequently a full valuation allowance has been established relating to this deferred tax assets. The final portion of the NOL expires in year 2025.

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. The deferred income tax asset related to the above noted NOL in the amount of $2,303,251 has been reduced by a related allowance of equal amount at March 31, 2011.

Current income tax liability at March 31, 2011 is $24,194.

US based (loss) before taxes and international based branch income before taxes were ($63,293) and $142,317 (combined pretax income of $79,024), respectively, for the three month period ended March 31, 2011. Reconciliation of statutory rate to effective tax rate for the period ended March 31, 2011 is as follows:

Statutory US Rate	38.0%
Taiwan statutory tax rate (17%)	(37.8%)
US Tax Loss Not Realizable	30.4%
Net effective rate	30.6%

NOTE 5—COMMITMENTS

Solicitation Services

The Company has engaged HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Class W Warrants and Class Z Warrants. In consideration for solicitation services, the Company will pay HCFP a commission equal to 5% of the exercise price for each Class W Warrant and Class Z Warrant exercised after March 8, 2007 if the exercise is solicited by HCFP. No solicitation services have been provided to date.

Operating Leases

In August 23, 2010 the company entered into two year a real estate operating lease for it’s initial gallery location in Taiwan. Rental expense under this agreement was $11,030 in the three months ended March 31, 2011. Future aggregate minimum lease payments will be as follows:

Year	$
2011		$24,570
2012		23,000
		$47,570

NOTE 6—PROMISSORY NOTES – STOCKHOLDERS

On May 12, 2009, three individuals and Ralph S. Sheridan, each loaned the Company $6,000 (total proceeds $24,000). The Company issued promissory notes (each a “Note” and together, the “Notes”) to the individuals and Mr. Sheridan, pursuant to which the principal and interest amounts thereunder are due and payable on May 12, 2017 (the “Maturity Date”). The notes bear interest of 10% annually.

On June 30, 2010 the above noted $24,000 promissory notes and related accrued interest were cancelled as part of the Stock Purchase Agreement outlined in Note 1 – Organization and Business Operations.

On July 23, 2010, two shareholders, one of which, David Chen-Te Yen which at the time owned approximately 71.5% of our common stock, lent the Company an aggregate of $500,000 ($300,000 of which was from David Chen-Te Yen)which amounts are evidenced by demand promissory notes bearing interest at the rate of 8% per annum, compounded daily. On December 3, 2010, $300,000 of these demand notes were repaid.

NOTE 7—CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 5,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock and Class B Common Stock

The Company’s articles of incorporate were amended to increase the authorization to issue shares of common stock from 80,000,000 to 100,000,000 on August 27, 2010. This amendment also affected a 1 for 10 Reverse Split of the Company’s Common Stock. As a result of the Reverse Split, as of September 30 2010, there are 3,672,708 shares of the Company's common stock issued and outstanding and 120,000 shares of common stock held in treasury.

On November 1, 2010 the Company completed an “off-shore” private offering of its common stock (par value $.0001 per share) to investors who qualify as “Non U.S. Persons” under Regulation S of the Securities Act of 1933. This offering for 50,000,000 shares of Common Stock at a price of $0.02 per share has generated gross proceeds to the Company of $999,718. David Chen-Te Yen, Director, at the time of this transaction owned approximately 42.0% of our common stock,

As of March 31, 2011, there are 44,150,490 shares of common stock available for future issuance, after appropriate reserves for the issuance of common stock in connection with the Class Z Warrants, the Underwriters Purchase Option and the officer’s and director’s Class Z Warrants. The Company currently has no commitments to issue any shares of common stock.

On June 18, 2009 the Company raised $30,000 through the sale of 1,200,000 pre-Reverse Split shares of common stock at a face value of $0.025 per share and a par value of $.0001 per share. The Company applied these funds to the repurchase of common shares noted below.

On June 18, 2009 the Company repurchased an aggregate of 1,200,000 pre-Reverse Split shares of its common stock, par value of $.0001 per share from HCFP Brenner Holdings, LLC for an aggregate purchase price of $30,000. Payment of $27,918 ($30,000 net of expenses) related to this repurchase was made in July 2009. These 120,000 post-Reverse Split shares are now held as treasury shares at December 31, 2010.

On November 13, 2009, the Company offered and sold an aggregate of 30,000,000 pre-Reverse Split shares of Common Stock for an aggregate purchase price equal to $30,000, to Ralph S. Sheridan, an officer and director of the Company and three of the Company's current shareholders, William McCluskey, The Tarsier Nanocap Value Fund, LP and FI Investment Group, LLC pursuant to the terms and conditions set forth in the common stock purchase agreement. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

NOTE 8—WARRANTS AND OPTION TO PURCHASE COMMON STOCK

In addition to shares of Common Stock common outstanding as of March 31, 2011, the following shares of Common Stock, which take into account the Reverse Split, are reserved for issuance pursuant to outstanding warrants:

•	575,000 shares of Common Stock underlying the outstanding Class Z warrants sold in the IPO. We refer to these warrants as the “IPO Warrants.”

•
247,500 shares of Common Stock underlying the outstanding Class Z warrants issued to former officers and directors of the Company. Specifically, an aggregate of 247,500 Class W warrants and 247,500 Class Z warrants were sold to former officers and directors for an aggregate of $247,500 (or a purchase price of $.05 per warrant). These warrants have the same terms as the other Class Z and Class W warrants, including an exercise price of $50 per share. We refer to these warrants as the “Affiliate Warrants.”

•	25,000 shares of Common Stock underlying the outstanding IPO underwriter’s purchase option. The terms of this option, which we refer to as the “Underwriter’s Purchase Option,” are described here-in.

Class W Warrants

The Class W warrants expired on March 7, 2011.

Class Z Warrants

Each Class Z warrant entitles the registered holder to purchase one share of our Common Stock at a price of $50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a Business Combination as further described in the IPO registration statement; and

•	March 8, 2007.

The Class Z warrants will expire on March 7, 2013.

The exercise price and number of shares of Common Stock issuable on exercise of the Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. Such adjustment occurred as a result of the 1 for 10 reverse split of the Company’s Common Stock effected on August 27, 2010 (the “Reverse Split”) and the number of shares of Common Stock purchasable under the Class Z warrants reduced tenfold and the exercise prices increased tenfold. However, the Class Z warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

No warrants will be exercisable unless at the time of exercise a prospectus relating to Common Stock issuable upon exercise of the warrants is current and the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However we have not done so, since we do not believe it to be likely that the warrants will be exercised given the current price of our Common Stock is significantly below the exercise price of the warrants.

No fractional shares will be issued upon exercise of the Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

NOTE 9 — RELATED PARTIES

At December 31, 2010 the company had advanced to Mr. Parsh Patel (Chief Executive Officer and shareholder of the company) $28,036 (on a non-interest bearing basis) to initiate US operations. The company expects this amount to be expended in supporting expansion activities in 2011.

At December 31, 2010 and March 31, 2011 David Chen-Te Yen (Chairman, Director and 42% shareholder of the company) had advanced the company $25,970 and $30,947, respectively, (on a non-interest bearing basis) to support the initial Taiwan operations. Repayment is due upon demand.

In July 2010 Mr. David Chen-Te Yen (Chairman, Director and 42% shareholder of the company) loaned the company
$300,000 in demand notes bearing interest at 8%. This demand note was repaid on December 3, 2010. The related accrued interest of $8,482 (Included in accrued expenses) remains unpaid at March 31, 2011.

In July 2010 Mr. Yuan-Ho Chang (Shareholder and consultant to the company), loaned the company $200,000 in demand notes bearing interest at 8%. The related accrued interest of $10,827 (Included in accrued expenses) is unpaid at March 31, 2011.

UAN CULTURAL & CREATIVE CO., LTD.

39,256,735 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is August    , 2011

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$16,764.38

Accounting fees and expenses	$25,000	*
Legal fees and expense	$35,000	*
Miscellaneous fees and expenses	$2,500	*
Total	$56,764.38	*

* Estimated. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate of Incorporation and By-Laws of the Registrant provide that the registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL, relating to indemnification, is hereby incorporated herein by reference.

In accordance with Section 102(a)(7) of the DGCL, the Certificate of Incorporation of the registrant eliminates the personal liability of directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On October 20, 2008, we sold 2,400,000 shares of our Common Stock (pre Reverse Split), at a purchase price of $0.05 per share to certain investors and raised gross proceeds of $120,000. The Company applied the offering proceeds for working capital and general corporate purposes.  With respect to the transaction, the Company entered into voting trust agreements with each of the investors who acquired these shares granting full power to vote the shares to the trustees named therein. The voting trust agreements terminated on consummation of the Transactions.

On October 23, 2008, we received conversion notices from the holders of our convertible promissory notes due February 28, 2009. Pursuant to the terms of the notes, the outstanding principal amounts owed to the holders under the convertible promissory notes were converted into an aggregate of 2,400,000 shares of the Company's Common Stock (pre Reverse Split) at a conversion price of $0.05 per share.

On June 18, 2009, we sold 1,200,000 shares of our Common Stock (pre Reverse Split) to Tarsier Nanocap Value Fund LP for an aggregate purchase price of $30,000 which transaction is described in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2009.

On November 13, 2009, we sold an aggregate of 30,000,000 shares of our Common Stock (pre Reverse Split) for an aggregate purchase price of $30,000, to Ralph S. Sheridan, an officer and director of the Company and three of the Company’s stockholders, William McCluskey, Hummingbird Value Funds LP and FI Investment Group, LLC which transaction is described in the Company’s Form 10-Q filed with the SEC for the quarter ended September 30, 2009.

During the period commencing October 21, 2010 and ended November 1, 2010 we completed an “off shore” private placement of 50,000,000 shares of our common stock at a price of $0.02 per share generating gross proceeds of $1,000,000 (the “2010 Private Placement”) which transactions are described in our Current Report on Form 8-K filed with the SEC on November 1, 2010.

No brokers or finders were used, and no commissions or other fees have been paid by the Company regarding the sale and issuance of Common Stock described above. The issuances were made in reliance upon Section 4(2), and also with respect to the 2010 Private Placement, Regulation S of the Securities Act of 1933, as amended.

No securities have been issued for services. Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

ISSUER PURCHASES OF EQUITY SECURITIES

On June 18, 2009, the Company repurchased an aggregate of 1,200,000 shares of its Common Stock (pre Reverse Split) from HCFP Brenner Holdings, LLC, the underwritten in the Company’s IPO, for an aggregate purchase price of $30,000 which is described in the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2009.

Item 16.Exhibits and Financial Statement Schedules.

Exhibit Number	Description

***3.1	Amended and Restated Certificate of Incorporation

**3.2	By-laws

****3.3	Certificate of Amendment of Certificate of Incorporation filed August 27, 2010

*5.1	Opinion of Eaton & Van Winkle LLP.

****10.1	Lease Agreement dated August 25, 2010 between the Company and the landlord with respect to the art gallery located in Luzhu Township, Taiwan.

****10.2	Contract of sale dated August 20, 2010 between the Company and Cheng Ban Interior Design Ltd. with respect to furniture and fixtures and other items to be used in the gallery.

****10.3	Contract of sale dated August 20, 2010 between the Company and Mr. Yung Chien Wu for the purchase of seven paintings.

****10.4	Consignment Sale Agreement dated August 1, 2010 between the Company and Mr. Yung Chien Wu with respect to ten paintings.

****10.5	Form of Employment Agreement between the Company and various employees.

******10.6	Form of Demand Promissory Notes issued by the Company to two shareholders on July 23, 2010 in the aggregate amount of $500,000.

******10.7	Form of Subscription Agreement for the Company’s “offshore” private placement completed on November 1, 2010.

*10.8	Demand Promissory Note issued by the Company to David Chen-Te Yen on July 23, 2010 in the amount of $300,000.

*10.9	Demand Promissory Note issued by the Company to Yuan-Hao Chang on July 23, 2010 in the amount of $200,000.

*****14	Code of Ethics.

****16.1	Letter from Accountants.

*23.1	Consent of Auditor.

*23.2	Consent of Auditor.

*23.3	Legal Opinion (filed as Exhibit 5.1).

*24.1	Power of Attorney (Included in the signature page of this Registration Statement).

*	Filed herewith.

**	Filed as an exhibit to the Company’s registration statement on Form S-1, as filed with the Securities and Exchange Commission on February 1, 2006 and incorporated herein by this reference.

***	Filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2008 and incorporated herein by this reference.

****	Filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 12, 2010 and incorporated herein by this reference.

*****	Filed as an exhibit to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2011 and incorporated herein by reference.

******	Filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 27, 2011 and incorporated herein by this reference.

Item 17.Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, UAN Cultural & Creative Co., Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 2nd day of August, 2011.

UAN CULTURAL & CREATIVE CO., LTD.

By:	/s/ Parsh Patel
Parsh Patel Chief Executive Officer and Secretary

By:	/s/ I-Kai Su
I-Kai Su Chief Financial Officer and Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/Parsh Patel	CEO and Secretary	August 2, 2011
Parsh Patel

/s/ I-Kai Su	Chief Financial Officer	August 2, 2011
I-Kai Su

*	President, Chairman, and Director	August 2, 2011
David Chen-Te Yen

*	Director and Taiwan Branch Office Assistant Manager	August 2, 2011
Syuan-Jhu Lin

*	Director	August 2 2011
Wan-Fang Liu

*	Director and Taiwan Branch Office Manager	August 2, 2011
Tzu-Yung Hsu

*By:	/s/ Parsh Patel
Parsh Patel
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

***3.1	Amended and Restated Certificate of Incorporation

**3.2	By-laws

****3.3	Certificate of Amendment of Certificate of Incorporation filed August 27, 2010

*5.1	Opinion of Eaton & Van Winkle LLP.

****10.1	Lease Agreement dated August 25, 2010 between the Company and the landlord with respect to the art gallery located in Luzhu Township, Taiwan.

****10.2	Contract of sale dated August 20, 2010 between the Company and Cheng Ban Interior Design Ltd. with respect to furniture and fixtures and other items to be used in the gallery.

****10.3	Contract of sale dated August 20, 2010 between the Company and Mr. Yung Chien Wu for the purchase of seven paintings.

****10.4	Consignment Sale Agreement dated August 1, 2010 between the Company and Mr. Yung Chien Wu with respect to ten paintings.

****10.5	Form of Employment Agreement between the Company and various employees.

******10.6	Form of Demand Promissory Notes issued by the Company to two shareholders on July 23, 2010 in the aggregate amount of $500,000.

******10.7	Form of Subscription Agreement for the Company’s “offshore” private placement completed on November 1, 2010.

10.8	Demand Promissory Note issued by the Company to David Chen-Te Yen on July 23, 2010 in the amount of $300,000.

10.9	Demand Promissory Note issued by the Company to Yuan-Hao Chang on July 23, 2010 in the amount of $200,000.

*****14	Code of Ethics.

****16.1	Letter from Accountants.

*23.1	Consent of Auditor.

*23.2	Consent of Auditor.

*23.3	Legal Opinion (filed as Exhibit 5.1).

*24.1	Power of Attorney (Included in the signature page of this Registration Statement).

*	Filed herewith.

**	Filed as an exhibit to the Company’s registration statement on Form S-1, as filed with the Securities and Exchange Commission on February 1, 2006 and incorporated herein by this reference.

***	Filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2008 and incorporated herein by this reference.

****	Filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 12, 2010 and incorporated herein by this reference.

*****	Filed as an exhibit to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2011 and incorporated herein by reference.

******	Filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 27, 2011 and incorporated herein by this reference.